PROSPECTUS
				UNITS OF PARTICIPATION
			 UMB BANK COLLECTIVE INVESTMENT FUNDS

	  This  Prospectus offers Units of Participation ("Units") in three
	  separate   Collective   Investment   Funds   (the   "Funds"   and
	  individually a "Fund") that have been established and are maintained by the Trust Department of UMB Bank, n.a. ("UMB") to
	  provide   investment mediums  for retirement plans  utilizing the
	  UMB Bank Defined Contribution Plan and Trust and  other qualified
	  retirement plans for  which UMB is Trustee.   The Units are  only
          offered to such plans. This Prospectus replaces the Prospectus initially delivered to investors in the Funds as of September 5, 1997, in order to update the financial data and certain other information contained in the September 5, 1997 Prospectus. THIS PROSPECTUS MAY ONLY BE USED WITH THE FINANCIAL STATEMENTS AND RELATED NOTES SET FORTH IN PART TWO OF THIS PROSPECTUS AND SHOULD BE RETAINED FOR FUTURE REFERENCE. Units are available in the following Funds (SEE INVESTMENT POLICIES OF THE INVESTMENT FUNDS).

	  FUND FOR POOLING EQUITY INVESTMENTS OF EMPLOYEE TRUSTS (THE "POOLED EQUITY FUND"). The primary objective of the Pooled Equity Fund is growth in value of units of the Fund through investments in equity securities and the reinvestment of income therefrom. Investment in other securities to the extent deemed appropriate by UMB is not prohibited.

	  FUND FOR POOLING DEBT INVESTMENTS OF EMPLOYEE TRUSTS (THE "POOLED DEBT FUND"). The primary objective of the Pooled Debt Fund is stability in the value of underlying assets through investment in good quality fixed income obligations, such as those classified as A rated or better by standard rating services, and growth in unit values through the reinvestment of investment income therefrom. Investment in other securities to the extent deemed appropriate by UMB is not prohibited.

	  POOLED INCOME FUND FOR EMPLOYEE TRUSTS (THE "POOLED INCOME FUND"). The primary objective of the Pooled Income Fund is to provide a high degree of liquidity through the investment of funds in short-term fixed income obligations. Unit value growth is determined by the level of short-term interest rates from time to time as income is reinvested. Investment in other securities to the extent deemed appropriate by UMB is not prohibited.

	  The Units of a Fund are offered at a price that is calculated by dividing the market value of all the assets in the Fund including cash, if any, less liabilities at the close of business on the valuation date by the total number of outstanding Units of that Fund on the valuation date (the date on which a participating plan may invest in a Fund). No discounts or commissions are paid as a result of the sale of the Units.

	  This Prospectus also describes the investment of assets of a retirement plan that utilizes the UMB Bank Defined Contribution Plan and Trust (a "DC Plan") in one or more of the Funds, the right of an individual participant to elect to direct the investment of assets in such participant's account number under a DC Plan and distribution of benefits under a DC Plan.

	  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

	  UNITS OF PARTICIPATION IN THE FUNDS ARE NOT DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED OR ENDORSED BY UMB BANK, N.A., AND UNITS OF PARTICIPATION ARE NOT FEDERALLY INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE FEDERAL RESERVE BOARD, OR ANY OTHER GOVERNMENTAL AGENCY, AND INVOLVE RISKS INCLUDING THE POSSIBLE LOSS OF PRINCIPAL. THE COLLECTIVE INVESTMENT FUNDS ARE NOT REGISTERED AS INVESTMENT COMPANIES UNDER THE INVESTMENT COMPANY ACT OF 1940 AND, THEREFORE, ARE NOT SUBJECT TO COMPLIANCE WITH THE REQUIREMENTS OF SUCH ACT. UNITS ARE NOT "REDEEMABLE SECURITIES" WITHIN THE MEANING OF THE INVESTMENT COMPANY ACT OF 1940.

	  There is a market risk inherent in any investment in securities, whether equity, debt or other instruments, and the value of the Funds' investments vary based on many factors. Stock values fluctuate in response to the activities of individual companies and general market conditions. The value of bonds fluctuates based on changes in interest rates and in the credit quality of the issuer (in general, bond prices rise when interest rates fall, and vice versa). In addition, the prices of securities may fluctuate because of other market conditions, economic factors, governmental fiscal and monetary policy, and other reasons that cannot be anticipated and are out of the control of the Trustee. Accordingly, there can be no assurance that the objectives of a Fund will be achieved, and at the time Units in a Fund are withdrawn by reason of a change in the investment in a Participant's Account, the payment of benefits, or the withdrawal of voluntary contributions, the value of such Participant's interest may be more or less than the amount contributed to Participant's Account.

	  No person has been authorized to give any information or to make any representations in connection with this offering other than those contained in this Prospectus and, if given or made, such information or representations must not be relied upon. This Prospectus does not constitute an offering in any jurisdiction in which such offering may not be legally made.

	  INVESTORS ARE ADVISED TO CONSULT WITH AN ATTORNEY OR TAX ADVISOR REGARDING THE REQUIREMENTS FOR ESTABLISHING A RETIREMENT PLAN AND TRUST AND INVESTING IN THE UMB COLLECTIVE INVESTMENT FUNDS AND THE TAX CONSEQUENCES THEREOF.

			    UMB Bank, National Association
				   Trust Department
			    1010 Grand Avenue - Box 419692
			  Kansas City, Missouri  64141-6692
				    (816) 860-7474

                       This Prospectus Is Dated March 13, 1998


		(The remainder of this page intentionally left blank.)

				  Table of Contents

	  Summary of the Collective Investment Funds  . . . . . . . . .   4

	  Summary of the UMB Bank Defined
	    Contribution Plan and Trust . . . . . . . . . . . . . . . . . 8

          The Collective Investment Funds . . . . . . . . . . . . . . .  11
               Investment of Participants' Accounts . . . . . . . . . .  11
               Summary of Units of Participation Values . . . . . . . .  11
               Investment Management  . . . . . . . . . . . . . . . . .  12
               Brokerage of Securities Transactions . . . . . . . . . .  12

          Investment Policies of the Collective Investment Funds  . . .  13
               Investment Objectives  . . . . . . . . . . . . . . . . .  13
               Market Risks . . . . . . . . . . . . . . . . . . . . . .  13
               Valuation of Funds' Assets . . . . . . . . . . . . . . .  13
               Turnover Rates . . . . . . . . . . . . . . . . . . . . .  14

          UMB as Trustee of the Funds . . .   . . . . . . . . . . . . .  14

          UMB Bank Defined Contribution Plan and Trust  . . . . . . . .  16
               Definitions of Certain Terms . . . . . . . . . . . . . .  16
               Adoption of a Plan . . . . . . . . . . . . . . . . . . .  18
               UMB as Trustee of the Defined Contribution Plan and Trust 18
               Plan Administrator . . . . . . . . . . . . . . . . . . .  18
               Participation in the Plan  . . . . . . . . . . . . . . .  19
               Contributions  . . . . . . . . . . . . . . . . . . . . .  19
               Restrictions on Investments  . . . . . . . . . . . . . .  20
               Vesting of Participant's Interest  . . . . . . . . . . .  20
               Benefits . . . . . . . . . . . . . . . . . . . . . . . .  20
               Amendment and Termination  . . . . . . . . . . . . . . .  21
               Resignation, Removal and Succession of Trustee . . . . .  22
               Taxes, Expenses and Fees . . . . . . . . . . . . . . . .  22
               Litigation . . . . . . . . . . . . . . . . . . . . . . .  23
               Limitation of Liability of Trustee . . . . . . . . . . .  23

	  Federal Income Tax Consequences of UMB
            Defined Contribution Plan and Trust . . . . . . . . . . . .  23

          Other Tax Consequences  . . . . . . . . . . . . . . . . . . .  24
               Penalty Taxes  . . . . . . . . . . . . . . . . . . . . .  24
               State Tax Consequences . . . . . . . . . . . . . . . . .  24

          Reports. . . . . .  . . . . . . . . . . . . . . . . . . . . .  24

          Legal Matters. . . . .  . . . . . . . . . . . . . . . . . . .  25

          Additional Information  . . . . . . . . . . . . . . . . . . .  25

          Recommendation to Consult Advisors  . . . . . . . . . . . . .  25

	  Table of Contents to Financial Statements . . . . . . . . . . F-1

		      SUMMARY OF THE COLLECTIVE INVESTMENT FUNDS

	  The Collective Investment Funds are trusts that have been established by UMB, which is also Trustee of the Funds, for the purpose of providing investment mediums for certain qualified
	  retirement plans. There are three Funds, the investment objectives of which are as follows:

	  FUND FOR POOLING EQUITY INVESTMENTS OF EMPLOYEE TRUSTS. The primary objective of the Pooled Equity Fund, which was created by UMB in 1955, is growth in value of units of the Fund through investments in equity securities and the reinvestment of income therefrom. Investment in other securities to the extent deemed appropriate by UMB is not prohibited. SEE INVESTMENT POLICIES OF THE COLLECTIVE INVESTMENT FUNDS.

	  FUND FOR POOLING DEBT INVESTMENTS OF EMPLOYEE TRUSTS. The primary objective of the Pooled Debt Fund, which was created by UMB in 1955, is stability in the value of underlying assets through investment in good quality fixed income obligations, such as those classified as A rated or better by standard rating services, and growth in unit values through the reinvestment of investment income therefrom. Investment in other securities to the extent deemed appropriate by UMB is not prohibited. SEE INVESTMENT POLICIES OF THE COLLECTIVE INVESTMENT FUNDS.

	  POOLED INCOME FUND FOR EMPLOYEE TRUSTS. The primary objective of the Pooled Income Fund, which was created by UMB in 1974, is to provide a high degree of liquidity through the investment of funds in short-term fixed income obligations. Unit value growth is determined by the level of short-term interest rates from time to time as income is reinvested. Investment in other securities to the extent deemed appropriate by UMB is not prohibited. SEE INVESTMENT POLICIES OF THE COLLECTIVE INVESTMENT FUNDS.

	  The assets of each of the Funds are managed by UMB as Trustee. UMB charges against the assets of each plan under the UMB Bank Defined Contribution Plan and Trust certain fees which are set forth in a schedule published from time to time by UMB. No start-up fees are charged new participants under a plan. More detailed information concerning fees for specific transactions under a plan is set forth under SUMMARY OF THE UMB DEFINED CONTRIBUTION PLAN AND TRUST and TAXES, EXPENSES AND FEES. All fees payable in connection with a plan are subject to change.

	  Except for withdrawal of voluntary contributions (SEE EMPLOYEE NONDEDUCTIBLE VOLUNTARY CONTRIBUTIONS) the methods described under Benefits are the only means by which a participant may redeem or receive benefits from a participant's account under a plan.

	  NOTWITHSTANDING THE RESPECTIVE INVESTMENT OBJECTIVES IN THE THREE SEPARATE FUNDS, UMB, AS TRUSTEE, HAS BROAD DISCRETION IN THE INVESTMENT OF THE ASSETS IN THE FUNDS, AND IS NOT PROHIBITED BY THE UMB BANK DEFINED CONTRIBUTION PLAN AND TRUST, FROM CONCENTRATING THE ASSETS OF A FUND IN SECURITIES OF ONE ISSUER OR ONE INDUSTRY, PURCHASING SECURITIES ON MARGIN, MAKING SHORT SALES, TRADING IN COMMODITIES, PURCHASING THE SECURITIES OF NEW ENTERPRISES OR ENGAGING IN VARIOUS INVESTMENT PRACTICES WHICH ARE NOT SPECIFICALLY SET FORTH IN THIS PROSPECTUS.

			    SELECTED FINANCIAL INFORMATION

	  The historical performance of the Pooled Equity Fund, the Pooled Debt Fund, and the Pooled Income Fund is set forth below for the periods indicated. The tables contain selected data per Unit for each Fund based on the annual average
	  number of Units outstanding for each of the five years presented in the tables. Information in these tables should be read in conjunction with the financial statements for the three years ended October 31, 1997 and the related notes thereto as set forth in part two of this Prospectus. PAST PERFORMANCE IS NO GUARANTEE OF FUTURE RESULTS.

		FUND FOR POOLING EQUITY INVESTMENTS OF EMPLOYEE TRUSTS
		    SELECTED FINANCIAL INFORMATION (PER UNIT)<F1>

			    for the years ended October 31,
                             1997       1996       1995       1994        1993
      Investment          $   2.49  $    2.31   $   2.26   $   1.71     $  1.52
      income

      Expenses                 .01        .01        .01        .01         .01
      Net investment          2.48       2.30       2.25       1.70        1.51
      income

      Net realized and       13.75       5.92       5.70       1.80        4.09
      unrealized gain
      on investments

      Net increase in        16.23       8.22       7.95       3.50        5.60
      unit value

      Unit value:            72.54      64.32      56.37      52.87       47.27
      Beginning of
      year

      End of year         $  88.77   $  72.54   $  64.32   $  56.37    $  52.87

      Ratio of               0.01%      0.01%      0.01%      0.01%       0.02%
      expenses to
      average
      participants'
      interest<F2>

      Ratio of net           3.17%      3.28%      3.74%      3.12%       2.95%
      investment
      income to
      average
      participants'
      interest<F2>

      Ratio of net          17.83%      8.91%      9.32%      3.31%       8.17%
      realized and
      unrealized gain
      on investments
      to average
      participants'
      interest<F2>

      Ratio of net             21%     12.19%     13.06%      6.43%      11.12%
      increase from
      investment
      activities to
      average
      participants'
      interest<F2>

      Number of units    2,444,463  3,578,723  4,082,250  4,117,128   4,007,990
      outstanding at
      end of year

	  <F1>
	  All per unit information has been adjusted to reflect the 5 for 1 unit split that took place during the quarter ended July 31, 1994.

	  <F2>
	  Participants' interest is the total net assets of the Fund.

		 FUND FOR POOLING DEBT INVESTMENTS OF EMPLOYEE TRUSTS
		    SELECTED FINANCIAL INFORMATION (PER UNIT)<F1>

			       For the year ended October 31,
                           1997       1996        1995         1994      1993

      Investment         $  4.10    $  3.89    $   3.33     $   3.39   $   3.68
      income

      Expenses               .01        .01         .01          .01        .01

      Net investment        4.09       3.88        3.32         3.38       3.67
      income

      Net realized           .93       (.67)       3.82        (5.23)      1.75
      and unrealized
      gain (loss) on
      investments

      Net increase          5.02      3.21         7.14        (1.85)      5.42
      (decrease) in
      unit value

      Unit value:          61.38      58.17       51.03        52.88      47.46
	Beginning of
      year
        End of year      $ 66.40    $ 61.38     $ 58.17      $ 51.03   $  52.88

      Ratio of             0.01%      0.01%       0.01%        0.01%      0.01%
      expenses to
      average
      participants'
      interest<F2>

      Ratio of net         6.55%      6.52%       6.12%        6.53%      7.31%
      investment
      income to
      average
      participants'
      interest<F2>

      Ratio of net         0.94%     (1.30%)      6.55%      (10.20%)     3.40%
      realized and
      unrealized
      gain (loss) on
      investments to
      average
      participants'
      interest<F2>

      Ratio of net         7.49%      5.22%     12.67%        (3.67%)    10.71%
      increase
      (decrease)
      from
      investment
      activities to
      average
      participants'
      interest<F2>

      Number of        1,958,030  2,752,806   2,825,108    3,148,300  3,386,320
      units
      outstanding at
      end of year

	  <F1>
	  All per unit information has been adjusted to reflect the 2 for 1 unit split that took place during the quarter ended July 31, 1994.

	  <F2>
	  Participants' interest is the total net assets of the Fund.

			POOLED INCOME FUND FOR EMPLOYEE TRUSTS
		      SELECTED FINANCIAL INFORMATION (PER UNIT)

			      For the year ended October 31,
                           1997       1996        1995      1994      1993

      Investment          $  2.84    $  2.72     $  2.67   $   1.73   $   1.41
      income

      Expenses                  -          -           -          -          -

      Net investment         2.84       2.72        2.67       1.73       1.41
      income

      Net realized           (.02)      (.03)       .05        (.03)         -
      and unrealized
      gain (loss) on
      investments

      Net increase in        2.82      2.69         2.72       1.70       1.41
      unit value

      Unit value:           50.10      47.41       44.69      42.99      41.58
	Beginning of
	 year
        End of year       $ 52.92    $ 50.10     $ 47.41    $ 44.69   $  42.99

      Ratio of net          5.45%      5.59%       6.07%      3.95%      3.32%
      investment
      income to
      average
      participants'
      interest<F1>

      Ratio of net          0.00%      (.06%)     0.12%      (0.10%)         -
      realized and
      unrealized gain
      (loss) on
      investments to
      average
      participants'
      interest<F1>

      Ratio of net          5.45%      5.53%       6.19%      3.85%      3.32%
      increase from
      investment
      activities to
      average
      participants'
      interest<F1>

      Number of units     661,185    884,822   1,386,619  1,354,317  1,524,863
      outstanding at
      end of year

	  <F1>
	  Participants' interest is the total net assets of the Fund.

				       SUMMARY
					OF THE
		     UMB BANK DEFINED CONTRIBUTION PLAN AND TRUST

				    PLAN AND TRUST

	  In order to provide certain employers with a means by which they may establish a qualified retirement plan through which the employers may have contributions to such plans invested in the Funds, UMB offers a Retirement Plan ("Plan") and related Trust ("Trust") for adoption by corporations, associations, self-employed individuals and partnerships (each called "Employer"), which has been determined by the Internal Revenue Service to be in compliance with applicable provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). SEE UMB BANK DEFINED CONTRIBUTION PLAN AND TRUST. UMB acts as Trustee under a Plan and Trust that has been established by an employer. SEE UMB AS TRUSTEE OF THE DEFINED CONTRIBUTION PLAN AND TRUST. Investments of contributions to a Trust, except contributions to Individually Directed Accounts, shall be made by the Trustee in its absolute discretion and the Trustee may invest contributions in the Pooled Equity Fund, the Pooled Debt Fund and the Pooled Income Fund or any combination thereof. Investment of contributions to an Individually Directed Account is directed by the Participant, and such contributions may be invested in the Pooled Equity Fund, the Pooled Debt Fund, the Pooled Income Fund or in any form of investment not prohibited by ERISA. At the request of a Participant in a Plan and Trust, life insurance or annuity contracts may be purchased for such Participant subject to the limitations and restrictions of the Internal Revenue Code and Regulations promulgated thereunder. SEE INVESTMENT OF PARTICIPANTS' ACCOUNTS AND DEFINITIONS OF CERTAIN TERMS.

			      ADOPTION OF PLAN AND TRUST

	  Any Employer may adopt a Plan and Trust by executing an Adoption Agreement designating therein, among other things, (1) the eligibility requirement for employees in terms of age and continuous period of employment, (2) whether the Plan is a pension or profit-sharing plan, (3) the formula for Employer contributions to the Plan, (4) the vesting schedule for Employer contributions, and (5) the allocation of Employer contributions. Adoption of a Plan and Trust establishes a separate Trust for each adopting Employer. SEE ADOPTION OF A PLAN.

			      ADMINISTRATION OF THE PLAN

	  The Employer designates a Plan Administrator for purposes of the requirements of ERISA and if no Plan Administrator is designated, the Employer is deemed to be the Plan Administrator. The Plan Administrator determines the eligibility of Employees for participation and benefits, maintains certain records, advises the Trustee regarding payments and individual investment directions of Participants and has the exclusive right to establish such rules and procedures as are reasonably necessary for proper and efficient administration of the Plan. The Plan Administrator is charged with all duties imposed upon an administrator under ERISA. SEE AMENDMENT AND TERMINATION.

				     THE TRUSTEE

	  UMB is the Trustee of a Plan and Trust that has been adopted by an Employer and may not be designated as a Plan Administrator. The Trustee receives contributions made under the Plan and may invest them in its own discretion, unless a Participant elects to direct his own account, in the Pooled Equity Fund, the Pooled Debt Fund, the Pooled Income Fund, or any combination thereof. The Trustee is not responsible for the administration of the Plan or for monitoring the Employer's compliance with the Plan or for the performance of the Plan Administrator. SEE UMB AS TRUSTEE OF THE FUNDS.

	  UMB has been a national bank since 1934 and was formerly The City National Bank & Trust Company of Kansas City. It became a wholly owned subsidiary of UMB Financial Corporation in 1969. UMB's total assets as of September 30, 1997 were $3,665,081,000 and as of the same date its deposits were $2,923,517,000 and its total capital accounts were $358,947,000. The Trust Department of UMB maintains several collective funds for trust investment and three separate pooled funds for employee benefit plan investment. The Trust Department of UMB, as of September 30, 1997, managed approximately $11,500,000,000 in assets.

	  The Trustee may resign at any time by giving sixty (60) days' prior written notice to the Employer. The Employer may remove the Trustee at any time by giving sixty (60) days' prior written notice to the Trustee. In the event of resignation or removal of the Trustee, the Employer must appoint in writing a successor Trustee and such successor Trustee must evidence its acceptance of the trusteeship in writing. SEE RESIGNATION, REMOVAL AND SUCCESSION OF TRUSTEE.

			     INVESTMENT OF CONTRIBUTIONS

	  Unless a Participant specifically elects, by written notice to the Trustee on a form provided for such purpose, to direct the Trustee to separate the Participant's interest in the Plan in a separate account which is designated an Individually Directed Account, the Trustee will invest all contributions to the Plan in its own discretion. In its discretion the Trustee may invest contributions in any one or more of the Collective Investment Funds. SEE THE COLLECTIVE INVESTMENT FUNDS.

				    LIFE INSURANCE

	  If authorized by the Employer in the Plan and at the request of any Participant, any portion which is less than fifty percent (50%) of the Employer's contribution to such Participant's Account may be applied to the purchase of life insurance or annuity contracts. The Trustee will be the beneficiary of the proceeds of any such life insurance or annuity contract and the owner of all such contracts. Upon the death of a Participant, the Plan Administrator and the Trustee will take appropriate action to procure payment of the proceeds of any such contract to the listed beneficiaries of the Participant. SEE INVESTMENT OF PARTICIPANTS' ACCOUNTS.

		       CHARGES APPLICABLE TO THE PLAN AND TRUST

	  Unless otherwise paid by the Employer, the following will constitute charges upon the Trust and will be paid by the Trustee out of the Trust:

	       (1) all taxes imposed upon the Trust, the income or assets of the Trust or the Trustee in its capacity as Trustee;
	       (2) all expenses incurred by the Trustee in its capacity as Trustee, including attorneys' fees, accountants' fees and other expenses incurred by the Trustee in the performance of its duties in connection with the Trust; and
	       (3) fees and other compensation of the Trustee for its services under the Plan.

	  Within sixty (60) days after the close of each Plan year, the Trustee will render to the Employer and to the Plan Administrator a written accounting of all charges made upon the Trust during the preceding year, such written accounting to be approved by the Employer. SEE TAXES, EXPENSES AND FEES.

			       FEDERAL TAX CONSEQUENCES

	  In computing adjusted gross income for federal income tax purposes, an Employer may deduct the full amount of contributions to the Plan, within the contribution limits of the Plan, on behalf of the Participants who are common-law employees, and such contributions will not be includable in the gross income of the employees. Contributions on behalf of the Participants who are self-employed persons will be includable in gross income, but
	  such a Participant, in computing adjusted gross income, may deduct the Employer's contribution on his behalf up to $30,000 or the percentage contribution limit of the Plan, whichever is less. Amounts distributed from the Trust generally are subject to federal income tax at the time of distribution. However, benefit payments representing a return of Nondeductible Voluntary Contributions are not taxable income. SEE FEDERAL INCOME TAX CONSEQUENCES OF UMB DEFINED CONTRIBUTION PLAN AND TRUST AND OTHER TAX CONSEQUENCES.

                [The remainder of this page intentionally left blank.]

			   THE COLLECTIVE INVESTMENT FUNDS

			 INVESTMENT OF PARTICIPANTS' ACCOUNTS

	  Subject to the right of any Participant to elect to direct the investments of his or her Individually Directed Account, including the right to direct the purchase of life insurance, the Trustee manages the investment of all participants' accounts under each separate participating retirement plan in a Fund as a single fund. The assets of each such plan are invested in the Funds, with the debt/equity ratios determined from time to time by the Trustee, often following consultation with or recommendations by the Employer.

	  Records   of  the   Participants'   interests  in   the  separate
	  participating retirement plans (not to be confused with the Funds) may be maintained either on a "dollars and cents" basis, or on a "shares" basis, whichever the Trustee deems appropriate in each case.

	  Where a "shares" basis accounting method is employed, shares are initially created at the value of $1 each. At each subsequent valuation date of the particular retirement plan, the value of each share is determined by dividing the number of outstanding shares of such plan into the total current fair market value of all net assets of the retirement plan. Shares representing benefit payments to be distributed or insurance premiums to be paid as of any pertinent plan valuation date are cancelled at their value on that valuation date. Similarly, new shares representing additional contributions to be allocated to participants are created at the share value applicable on the pertinent plan valuation date.

	  In determining the current fair market value of assets of a particular participating retirement plan, the current unit values of the Funds, as determined by the Trustee, are multiplied by the number of units of participation in a Fund or the Funds owned by the particular plan.

	  The regular valuation date for each participating retirement plan is the last business day of the plan year. Additional valuation dates may occur throughout the plan year as necessary or desirable for administrative purposes, including the occurrence of a benefit distribution event and the allocation of voluntary or salary deferral contributions. The additional valuation dates correspond to the last business day of a calendar month.

		       SUMMARY OF UNITS OF PARTICIPATION VALUES

	  The table below shows the value at each annual valuation date for the date indicated of a unit of participation in each of the
	  Funds:

	    Valuation Date   Pooled Equity  Pooled Debt    Pooled
			     Fund<F1>       Fund<F2>       Income Fund


	   October 31, 1993  $52.868        $52.876        $42.993

	   October 31, 1994  $56.368        $51.030        $44.693

	   October 31, 1995  $64.315        $58.165        $47.406

	   October 31, 1996  $72.54         $61.383        $50.103

           October 31, 1997  $88.77         $66.40         $52.92

	  <F1>
	  All per unit information has been adjusted to reflect the 5 for 1 unit split that took place during the quarter ended July 31, 1994.

	  <F2>
	  All per unit information has been adjusted to reflect the 2 for 1 unit split that took place during the quarter ended July 31, 1994.

				INVESTMENT MANAGEMENT

	  In managing the investments of the Funds, UMB, as Trustee for the Funds, invests and reinvests the assets of the Funds in a manner consistent with the policies described below under "Investment Policies of the Collective Investment Funds." UMB's Trust Department is responsible for the continuing supervision and
	  evaluation of all investment funds. Research, portfolio management, security trading, and statistical review and analysis are carried on by the Trust Department under the supervision of the senior trust investment officer.

	  All investments of the Funds in securities are reviewed and approved by the Trust Management and Trust Policy Committees of UMB. These committees are composed of senior bank officers and/or directors. Portfolio managers are provided with specific guidelines with respect to the balance between equity and fixed income securities, diversification of equity investment by industry and by company, and the timing of purchases and sales. The guidelines are prepared by UMB's Trust Department, subject to approval by UMB's Trust Policy Committee.

			 BROKERAGE OF SECURITIES TRANSACTIONS

	  The Trust Department of UMB does not act as a broker or dealer in securities transactions. Moreover, as a matter of general policy, no person exercising discretionary investment authority on behalf of UMB is permitted to acquire or dispose of a substantial portion of securities of any issuer at the time such securities are being purchased or sold by or for any of the Funds. It is UMB's general practice to select security brokers on the basis of their ability to provide the best execution on the purchase or sale of portfolio securities for all of the Funds. Fixed income security transactions are normally done on a net basis while commissions are paid for the execution of common stock and convertible security transactions. When executing security transactions requiring commissions, UMB gives consideration to research services provided by brokers and, therefore, does not limit the placing of orders to brokers providing only sales execution services. A portion of these commissions is derived from security transactions for the Funds. Research reports received in exchange for commission business cover a wide variety of subjects ranging from economic and monetary and fiscal policy through reports on specific companies, and such research is used extensively by UMB's analytical group. UMB may cause the Fund to pay a member of an exchange, broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another member of an exchange, broker or dealer would have charged for effecting the transaction, but only when UMB has determined in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such member, broker or dealer, viewed in terms of either that particular transaction or UMB's overall responsibilities with respect to the accounts as to which it exercises investment discretion.

          In addition to research services and information obtained in connection with specific brokerage transactions as described above, UMB currently has such commission agreements, understandings or both with Bear Stearns & Co.; Paine Webber; Rochdale Securities; Standard & Poor's Corporation; Morgan Stanley, Inc.; Boston Institutional Services; Broadcort Capital Corp.; Capital Institutional Services, Inc.; Paragon; Frank Russell; and Wm. O'Neil, concerning the providing of statistical reports on economic conditions and reports relative to the investment performance of various money managers and data on selected securities that are considered for purchase in these Funds, all such reports and data having been compiled by third parties. The commissions paid to
	  the   companies  providing  such   reports  and   data  aggregate
	  approximately  thirty  percent  (30%)   of  the  total  brokerage
	  commissions paid by UMB on an annual basis. Such reports and data are available to UMB in its management of pooled funds as well as all of its other accounts.

		INVESTMENT POLICIES OF THE COLLECTIVE INVESTMENT FUNDS

				INVESTMENT OBJECTIVES

	  The primary investment objective of each of the Funds is set forth under SUMMARY OF THE COLLECTIVE INVESTMENT
	  FUNDS. With the exception of the U.S. Government and Federal Agency issues, not more than 10% of the market value of the assets of any Fund is invested in the securities of a particular issuer. UMB, as Trustee, seeks to realize the investment objective of each of the Funds as follows:

	  POOLED EQUITY FUND. This Fund is invested in a broadly diversified portfolio of common stocks and convertible securities which is designed to give representation in those segments of industry which UMB feels will grow more rapidly than the economy as a whole. These investments are supplemented from time to time by some exposure to more cyclical industries when deemed appropriate considering the objectives of the Fund. Current yield is not a prime consideration as growth in value is sought through appreciation of capital over a period of years. At such time as economic and other considerations dictate, a significant portion of the Fund may be invested in short-term fixed income obligations.

	  POOLED DEBT FUND. This Fund is invested primarily in U.S. government, federal agency and corporate fixed income obligations, mortgages and mortgage participations. In managing the assets of this Fund, consideration is given to the prospective trends in short, intermediate and long-term interest rates, yield differentials between various grades and classifications of securities and attractiveness of discount or premium bonds. Funds awaiting permanent investment or distribution are placed in short-term money market instruments. Capital growth is attained primarily through reinvestment of interest income.

	  POOLED INCOME FUND. This Fund is invested in short-term (maturities up to 5 years) fixed income obligations in order to provide maximum current income consistent with ready marketability. Investments may be made in direct or guaranteed obligations of the United States of America or agencies thereof, state or local government agencies, debt securities issued by corporations or other business organizations, including commercial paper, certificates of deposits issued by commercial banks (other than UMB), savings banks or savings and loan associations, other securities or obligations of the type or types commonly known as money-market instruments or liquid guaranteed contracts issued by major insurance companies and are concentrated in those areas which appear most attractive, quality considered. Maturities are staggered to provide liquidity based on historical cash flow considerations. Growth in capital values resulting from reinvested income will vary significantly with changes in short-term interest rates, but fluctuations in capital values are generally minimal by reason of short maturities.

				     MARKET RISKS

	  There is a market risk inherent in any investment in securities, whether equity, debt or other instruments since the prices of securities may fluctuate because of market conditions, economic factors, governmental fiscal and monetary policy, and other reasons that cannot be anticipated and are out of the control of the Trustee. Accordingly, there can be no assurance that the objectives of a Fund will be achieved, and at the time Units in a Fund are withdrawn by reason of a change in the investment in a Participant's Account, the payment of benefits, or the withdrawal of voluntary contributions, the value of such Participant's interest may be more or less than the amount contributed to a Participant's Account.

			      VALUATION OF FUNDS' ASSETS

	  The Trustee of the Funds revalues the units of participation of each Fund as of each Fund's valuation date. The last business day of each month is the regular valuation date. The new unit value is computed by determining the market value of all assets of the Fund, including cash, if any, less liabilities, at the close of business on the valuation date, and then dividing that value by the total number of units outstanding on that date.

	  On each  valuation date, the  Trustee computes the net  income or
	  loss of each Fund since the last valuation date. All such income is included in the principal value of the Fund and of each outstanding unit. Income is retained in each Fund for reinvestment and is not distributed in cash to each participating retirement plan.

	  Any retirement plan participating in the Funds may acquire units of participation in a Fund or may redeem any units it holds on any valuation date at the new unit value. Any plan that is redeeming units must give notice of its intention to do so at least five days in advance of a valuation date.

				    TURNOVER RATES

	  UMB cannot estimate with any reasonable certainty what the annual turnover rate for the assets held by the Funds will be. If the value of withdrawals from a Fund exceeds the value of contributions directed to be invested in such Fund in a given year, that Fund will be required to reduce its holdings (and incur brokerage fees) independent of any sales and purchases made by UMB as Trustee of the Funds in its efforts to achieve the investment objectives of such Fund. In any event, the turnover rate of a Fund will depend upon the extent UMB deems it reasonable and appropriate to dispose of and replace certain of such Fund's investments as a means of achieving its investment objectives.

	  The turnover rates of the Pooled Equity Fund, the Pooled Debt Fund and the Pooled Income Fund for the past five fiscal years are shown in the table below.

						   Annual Turnover Rates<F1>

                                   1997    1996      1995      1994     1993

      Equities and Convertibles
         in Pooled Equity Fund      40.36% 24.23%     30.59%   16.32%    17.85%

      Marketable Debt in Pooled
        Debt Fund                   44.22% 22.27%     20.78%    13.78%   30.80%

      Pooled Income Fund           788.29% 828.79%   743.18%   438.62%  535.24%

	  <F1>
          All turnover rates are calculated as a percentage of market value of assets in the respective Fund. The basic method of calculation of turnover rates is to divide the total sales (excluding short-term securities) for a quarter by the average market value for the quarter and then add the four quarterly changes together to obtain the annual turnover rate.

			     UMB AS TRUSTEE OF THE FUNDS

	  Regulations of the Comptroller of the Currency prohibit UMB from having any interest in the Funds other than in its capacity as Trustee. Such regulations prohibit UMB from lending money to, selling property to or purchasing property from a Fund except for temporary net cash overdrafts, and no assets of a Fund may be invested in stock or obligations of UMB, except that funds held by UMB as Trustee pending suitable investment or distribution may temporarily be held in time or savings deposits with UMB. UMB cannot purchase securities for the Funds from its own portfolio or trading account. Regulations of the Comptroller of the Currency also prohibit UMB from making any loan on the security of the units of participation.

	  Such regulations do not prohibit UMB from investing the assets of any Fund in the securities of issuers which have borrowed funds from UMB's commercial loan division or which maintain deposit or other accounts or otherwise have an ongoing banking relationship with UMB, and UMB may purchase the securities of such issuers for any of the Funds (including securities the proceeds of which may be used, in whole or in part, to repay loans to such issuers from
	  UMB). However, in acting as Trustee for the Funds and other fiduciary accounts, the personnel of UMB's Trust Department do not discuss their investment decisions with any personnel of UMB's commercial banking department, and investment decisions for the Funds and other fiduciary accounts are made by the Trust Department solely from the standpoint of the interest of such fiduciary accounts.

	    (The remainder of page intentionally left blank.)

				       UMB BANK

			 DEFINED CONTRIBUTION PLAN AND TRUST

			     DEFINITIONS OF CERTAIN TERMS

	  As used in this Prospectus, the following terms shall have the meaning indicated below. These definitions are qualified by reference to the Plan and Trust, which should be consulted for the complete definitions of the terms used therein.

	  Account:  a Participant's separate interest in a Trust.

	  Break in Service:  (a) For purposes of determining eligibility to
	       become a Participant, each consecutive twelve-month period commencing on the date of commencement of employment during which an Employee has completed five hundred or fewer Hours of Service; and (b) For all other purposes of the Plan, any Plan Year during which the Employee has completed five hundred or fewer Hours of Service and on the last day of which he is not an Employee. Any Plan Year of less then twelve months will be disregarded for purposes of this subsection.

	  Code: the Internal Revenue Code of 1986, as amended from time to time.

	  Compensation:   the Earned  Income of a  Self-Employed individual
	       or, with respect to any Employee other than a Self-Employed individual, as defined by the Employer in its Adoption Agreement. For any Plans and Trust deemed to be top-heavy, only the first $160,000 (as indexed) of a Participant's annual Compensation shall be taken into account for purposes of determining Employer contributions under the Plan.

	  Earned Income: the net income from self-employment in the trade or business with respect to which the Plan is established and for which personal services of the individual are a material income-producing factor.

	  Effective Date: the first day of the fiscal year of the Employer when the Employer adopts and establishes its Plan, as specified by the Employer in its Adoption Agreement.

	  Employee:  any person employed by the Employer in any capacity.

	  Employer: the individual proprietor, partnership, association or corporation establishing one or more Plans and Trusts under this basic plan document, and any affiliate thereof which may also, by appropriate action, adopt any such Plan and Trust of the Employer.

	  Entry Date: (a) the first day of the Plan Year; and (b) the six-month anniversary of the first day of each Plan Year.

	  ERISA: the Employee Retirement Income Security Act of 1974, as amended.

	  Fund: one of the three separate Collective Investment Funds in which the Trustee may invest, which are the Fund for Pooling Equity Investments of Employee Trusts (Pooled Equity Fund), the Fund for Pooling Debt Investments of Employee Trusts (Pooled Debt Fund) and the Pooled Income Fund for Employee Trusts (Pooled Income Fund).

	  Hour of Service: each hour of service for which an Employee is paid or entitled to payment for the performance of duties for the Employer.

	  Net Earnings: the net income or profits of the Employer for each Plan Year as determined by the Employer upon the basis of its books of account in accordance with generally accepted accounting principles, but without any deduction for taxes based on income, or for contributions made by the Employer under the Plan or any other employee benefit plan or employee welfare plan maintained by the Employer.

	  Normal Retirement Age: the age specified by the Employer in the Adoption Agreement, but in no event a date later than the 65th birthday of a Participant.

	  Nonowner Partner:  a  person who is a partner, but  not an Owner-
	       Employee, in the partnership Employer.

	  Owner-Employee: any individual who, in the event the employer is a partnership, owns more than 10% of either the capital interest or the profits interest in the business of such partnership, and, in the event the Employer is a sole proprietorship, is the proprietor.

	  Participant: any Employee who is eligible to participate and is participating in the Plan of the Employer.

	  Permanent   and  Total  Disability:    the  apparently  permanent
	       inability of a Participant to continue performance of his theretofore regular duties in a reasonably efficient manner due to physical or mental incapacity that has lasted or can be expected to last for a continuous period of not less than 12 months, as determined by the Plan Administrator.

	  Plan:   the profit  sharing plan or  money purchase  pension plan
	       established by an Employer in the form of the Plan and Trust including an Adoption Agreement.

	  Plan Administrator:  the individual designated by the Employer in
	       its Adoption Agreement (and, if none is designated, then the Employer) who will be charged with the general administration of the Employer's Plan.

	  Plan Year:   each consecutive  twelve-month period ending  on the
	       date designated by the Employer in its Adoption Agreement, unless it is the first year of the Plan or there is a change in the Plan Year.

	  Self-Employed Individual: an individual who has Earned Income for the taxable year from the trade or business for which the Plan is established; also, an individual who would have had Earned Income but for the fact that the trade or business had no Net Earnings for the taxable year.

	  Plan  Trust:   the trust  fund  held and  administered under  the
	       Employer's Plan, consisting of contributions thereto and income therefrom and increments thereon.

	  Trustee:   UMB,  or  any  successor  association  or  corporation
	       thereto and any successor Trustee appointed according to the Plan, which acts as Trustee of the Plan Trust.

	  UMB:  UMB Bank, n.a.

	  Valuation Date:   the last business day of the Plan Year and such
	       other   days  specified  by  an  Employer  in  its  Adoption
	       Agreement.

	  Year  of Service:   (a) for  purposes of  determining eligibility
	       under the Plan each consecutive twelve-month period commencing on the date of employment during which period an Employee has completed one thousand or more Hours of Service; and (b) for purposes of determining vesting under the Plan, each consecutive twelve-month period of employment with the Employer during which an Employee has completed one thousand or more Hours of Service.

				  ADOPTION OF A PLAN

	  An Employer may adopt a Plan and establish a Trust, subject to acceptance by UMB, by completing and duly executing an Adoption Agreement. The Employer must indicate in the Adoption Agreement whether the Plan is a new Plan or an amendment and continuation of another retirement plan. If the latter, the amendment and continuation must be permitted by the terms and conditions of such other plan, and all assets of that plan must be transferred to UMB, as Trustee of the Plan. Generally, where the predecessor plan was a qualified plan, appointment of UMB as successor Trustee will not have adverse tax consequences to the Employer or to any Participant.

	  The Plan provides for election by the Employer concerning the following details of participation, which may differ as between different Employers, and which are stated in the Adoption
	  Agreement: (1) the Effective Date of the Plan; (2) the number of months of service required of Employees to be eligible for participation; (3) the vesting schedule for Employer contributions; (4) the amount to be contributed by the Employer on behalf of each Participant, which cannot exceed certain limitations, described below under "Contributions"; (5) whether the Plan is to be a Pension or Profit Sharing Plan; (6) whether participant loans, life insurance, salary deferral contributions and voluntary contributions are authorized; and (7) the allocation of Employer contributions. The Employer is free to amend the Plan to change one or more of such elections although amendments are subject to the general restrictions on amendments of the Plan by an Employer. SEE AMENDMENT AND TERMINATION.

	      UMB AS TRUSTEE OF THE DEFINED CONTRIBUTION PLAN AND TRUST

	  The Plan gives UMB, as Trustee of the Trust established thereunder, broad powers with respect to the management and disposition of Trust assets. These powers, as more fully set forth in Article 11 of the Plan, include the right to invest and reinvest the assets of the Trust in evidences of indebtedness, evidences of ownership, securities and other personal property and real property as the Trustee shall in its absolute discretion select; purchase life insurance and annuity contracts when directed to do so by the Plan Administrator; to maintain a portion of the assets of the Trust in cash and unproductive of income as it may deem advisable or expedient; to sell, assign,
	  exchange, convey or otherwise transfer, lease, mortgage, encumber, improve, abandon, alter or raze any part or all of the securities or other property of the Trust upon such terms and conditions as in its sole discretion it shall deem to be in the best interest of the Trust; to exercise all the rights with respect to any certificates of stock or other securities held by it as assets of the Trust, including the right to vote all
	  certificates of stock; to sue or defend any suit or legal proceeding by or against the Trust; to acquire and hold any securities or other property of the Trust without disclosing its fiduciary capacity; to employ attorneys, accountants and others, as it may deem advisable in the best interests of the Trust, and to pay their reasonable expenses and compensation out of the
	  Trust; to execute and deliver, as Trustee, any and all instruments in writing necessary or proper for the effective exercise of any of the Trustee's powers; to borrow money from others and to advance its own funds to the Trust upon such terms it deems to be in the best interests of the Trust; to determine what is principal and what is income of the Trust and to allocate gains and losses between principal and income; to sell options to purchase the securities held in the Trust; and to perform any and all other acts in its judgment necessary or appropriate for the proper and advantageous management, investment and distribution of the Trust.

				  PLAN ADMINISTRATOR

	  ERISA  provides  that  administrators  and  trustees  of  certain
	  retirement plans and trusts are subject to certain fiduciary standards in addition to any standard imposed by instruments establishing a plan or trust. In the case of a Plan under the Plan and Trust, the Plan Administrator will be the Employer for all purposes of ERISA and the Code unless another person is so designated in the Adoption Agreement. ERISA prohibits the Plan Administrators, Employers, Trustees and certain related persons from engaging in certain transactions with the assets of a retirement trust, including, generally, the sale, exchange, lease or loan of property, the furnishing of goods, services or facilities, or the transfer of assets of the trust, to or by such persons. ERISA imposes excise taxes on employers, trustees and other disqualified persons who engage in prohibited transactions with a plan. ERISA also imposes civil liabilities on trustees, administrators and other fiduciaries for violations of the Act's standards and requires the Plan Administrator to make detailed disclosures and reports regarding a plan or trust and its administration.

	  UMB will assist Employers and the Plan Administrators in meeting their reporting and disclosure requirements under ERISA by preparing and distributing annually to Participants after the close of the Funds' fiscal year a revised edition of the Prospectus and its accompanying financial statements, and a statement of transactions for each Participant's Account. UMB will also provide such Employers and Plan Administrators with such information regarding the Funds and the Plan as is necessary to enable such persons to meet their statutory responsibilities. However, Employers adopting the Plan should seek the advice of counsel regarding the reporting requirements and other responsibilities and duties to which they may be subject under ERISA.

			      PARTICIPATION IN THE PLAN

	  The Plan provides that, subject to certain limitations, each Employee will be eligible to participate in the Plan as of his Entry Date. An Employee becomes eligible to participate, if he is then employed, either on the date the Plan becomes effective, if the Employee has then satisfied the eligibility requirements of the Plan, or the first Entry Date thereafter on which the Employee meets the eligibility requirements of the Plan. If the Employee has a Break in Service before he satisfies the period of employment required by the Plan, months of service before the Break in Service will be disregarded for purposes of determining eligibility during a period of subsequent employment.

				    CONTRIBUTIONS

	  Employer  Contributions.   If the  Employer  establishes a  money
	  purchase pension plan, the Employer is required to make contributions on behalf of each Participant, in an amount equal to the percentage of the Participant's Compensation specified in the Adoption Agreement, which may not exceed 25% of total Compensation.

	  If the Employer adopts a Profit Sharing Plan, contributions may be made by the Employer on behalf of any Participant in a taxable year of the Employer regardless of whether the Employer has current or accumulated earnings or profits. The Employer's contribution is determined in accordance with the Employer
	  Contribution Formula in the Adoption Agreement executed by the Employer which may not exceed 15% of total Compensation.

	  An  Employer  may  adopt  more   than  one  Plan,  but  under  no
	  circumstances may the total amount allocated to any one Participant exceed 25% of the Participant's Compensation from the Employer or $30,000, whichever is less.

	  Employee Nondeductible Voluntary Contributions. If the Employer so elects, each Participant may contribute to the Plan for his own Account, but only through his Employer up to an amount, when added to the allocation otherwise made on behalf of the participant, that does not exceed 25% of the participant's compensation or $30,000, whichever is less. Earnings on voluntary contributions are exempt from federal income tax while held in the Trust. If the Employer elects in its Adoption Agreement, voluntary contributions may be withdrawn as of the last business day of any quarter, after all adjustments required under the Plan have been made, by written notice to UMB, through the Plan Administrator. Voluntary contributions are allocated to a contributing Participant's Account as of the last day of the quarter in which they are received by UMB.

	  Salary Deferral Contributions. If the Employer elects, each Participant may reduce his compensation from the Employer in exchange for contribution of that amount to the Plan on behalf of the Participant. Such amounts are not included in the income of the Participant, until received as a distribution from the Plan. If the Employer elects, the Participant may be able to withdraw salary deferral contributions prior to termination of employment upon reaching age 59 1/2 or hardship.

			     RESTRICTIONS ON INVESTMENTS

	  Although UMB, as Trustee, has broad investment discretion as to how the assets of the Funds are invested, the Plan requires UMB not to invest or reinvest assets of the Funds in securities issued by any Employer which has adopted the Plan. The Plan further specifies that UMB, as Trustee, shall not engage in any transaction of the nature described and prohibited by Section 406 of ERISA including amendments and regulations pertaining thereto. SEE UMB AS TRUSTEE FOR THE PLAN AND TRUST AND UMB AS TRUSTEE FOR THE FUNDS.

			  VESTING OF PARTICIPANT'S INTEREST

	  A Participant's right to contributions paid to the Trust under the Plan will become fully vested and nonforfeitable in accordance with the vesting schedule established by the Employer in the Adoption Agreement. The value of a Participant's interest in the Plan may decline due to decreases in value of the investments held in any of the Funds in which contributions made by or on behalf of the Participant are invested. See Market Risks.

				       BENEFITS

	  Except for withdrawal of voluntary contributions or salary deferral contributions (See Contributions), the methods described under this section entitled "Benefits" are the only means by which a Participant may redeem or receive benefits from such Participant's Account.

	  Valuation of Participant's Account. The participation of a Participant will cease on the day when his employment by the Employer terminates. Except for Individually Directed Accounts, the aggregate value of all Accounts of a Participant will be determined as of the Valuation Date coincident with or next preceding the distribution of his benefit and shall be designated the Participant's Benefit Amount. For Individually Directed Accounts, the aggregate value of all Accounts of the Participant shall be determined as of the date on which the Trustee distributed the benefits.

	  Retirement Benefits. A Participant's Benefit Amount will be paid in the form of a joint and survivor annuity unless one of the following methods of distributions is directed by the Plan
	  Administrator at the Participant's request in compliance with conditions set forth in the Plan:

	       (1) payment in lump-sum;

	       (2)  payment  in  one  or  more  annual   or  more  frequent
	       installments.

	  Disability Benefits. In the event the Plan Administrator determines that a Participant has suffered Permanent and Total Disability, the Participant will be entitled to a disability benefit. The Participant's Benefit Amount will be distributed by one of the methods described above under "Retirement Benefits," as elected by the Participant, with spousal consent (as applicable).

	  Death Benefits-Beneficiaries. A Participant's Benefit Amount will be payable in one lump-sum unless the Beneficiary, in the Beneficiary's discretion, elects another method of distribution. If the Participant is married, the Participant's Benefit Amount will be in the form of a survivor annuity, unless another benefit form has been elected pursuant to the Plan. The Plan provides for the designation by a Participant of one or more beneficiaries, including successive or contingent beneficiaries, and for changes in the designation of beneficiaries from time to time without the consent of a prior beneficiary. The interest in the Account of a Participant given to any beneficiary ceases upon the beneficiary's death. If the Participant dies without designating a beneficiary or if the Participant has designated beneficiaries, but no beneficiary is alive to receive any amount which may become payable to the beneficiary, the interest in the Participant's Account will be paid to the Participant's surviving spouse, or if none, the Participant's children, or if none, the Participant's estate.

	  Termination of Service. In the event a Participant's employment with the Employer is terminated for any reason other than retirement, death or disability, the Participant's Benefit Amount shall be paid as follows:

	       (1) If the Participant's Benefit Amount does not exceed $5,000, such Participant's Benefit Amount shall be paid in full in a lump-sum within sixty days following the close of the Plan Year during which a termination of service occurred;

               (2) If the Participant's Benefit Amount does exceed $5,000, it shall be distributed by one of the methods described above under "Retirement Benefits," as elected by the Participant, with spousal consent (as applicable).

	  Special Rule. Regardless of all information stated above in this section entitled "Benefits," the distribution of the Participant's Benefit Amount to any Participant generally must be commenced upon the Participant attaining the age of 70 1/2 years unless the Participant remains employed, and may be available upon reaching the later of age 59 1/2 or Normal Retirement Age under the Plan.

	  Assignment of Benefits. The interest of a Participant in a Trust and the right of any person to receive any payment of benefit provided under the Plan cannot be subject to assignment or in any manner be transferable or encumberable, either by voluntary or involuntary actions of a Participant or other person, except for purposes of a Qualified Domestic Relations Order.

			      AMENDMENT AND TERMINATION

	  Adoption of the Plan is completely voluntary on the part of the Employer, and the Employer has the right at any time to amend the Plan, to change the person designated as the Plan Administrator and to change the elections made in the Adoption Agreement. SEE ADOPTION OF A PLAN. The Employer may also amend the Plan in other respects and continue the Plan as amended with another trustee or custodian. In such event, UMB, as Trustee, will transfer all assets held under the Plan to such other trustee or custodian.

	  Subject to notice requirements that may be imposed by law, UMB has the right to amend the Plan and Trust and, concurrently each retirement plan and trust established in the form of the Plan and Trust shall be automatically amended. However, no such amendment shall become effective until a written copy of the amendment is received by the Employer. Receipt of a written copy of an amendment by an Employer is the only notice necessary prior to the amendment becoming effective.

	  No amendment to the Plan, as described above, may be made (except as may be required for the qualification of the Plan and the tax-exempt status of the Trust under the Code) which will (1) give the Employer an interest in, or ownership or control of, any part of the Trust or the assets thereof, (2) make possible the diversion of any part of a Trust for any purpose other than the exclusive benefit of Participant in such Trust, (3) operate to deprive any Participant of benefits previously vested in him or
	  (4) change the rights, duties or responsibilities of the Trustee without the consent of the Trustee.

	  The Plan will terminate on the date (1) the Plan is terminated by the Employer, if the Employer gives written notice of the termination to the Trustee, (2) the Employer is judicially declared bankrupt or a general assignment is made by the Employer for the benefit of creditors or (3) the Employer loses its identity by dissolution, merger, consolidation or reorganization unless within thirty days thereafter provision in writing consented to by the Trustee is made by the successor to the Employer to continue the Plan and Trust. The Plan will also terminate on the resignation or removal of the Trustee when no successor Trustee has been appointed and accepted the appointment within sixty days after the effective date of the resignation or removal.

	  If the Plan is terminated, the Trustee will pay all taxes and expenses thereunder, will pay unpaid installments of any benefit payable in installments in a lump-sum in full, will assign and deliver to Participant's life insurance contracts which have been purchased on their lives and will then distribute the remaining assets of the Trust, or the proceeds thereof in the event of liquidation, to the Participants in the Plan in such proportion as the aggregate value of each Participant's account or accounts bears to the total value of all accounts then outstanding. Participants maintaining Individually Directed Accounts will be entitled to a distribution of the full value of such Individually Directed Account minus the Participant's pro rata share of taxes and expenses.

		    RESIGNATION, REMOVAL AND SUCCESSION OF TRUSTEE

	  The Trustee may resign at any time by giving sixty days advance written notice to the Employer. The Employer may remove the Trustee by giving sixty days advance written notice to the
	  Trustee.   In  the  event  of the  removal  of the  Trustee,  the
	  Employer will appoint a successor trustee in writing and the successor trustee will accept the trusteeship of the Trust in writing.

			       TAXES, EXPENSES AND FEES

	  The Plan provides that the following will constitute charges under the Trust and will be paid by the Trustee out of the assets of the Trust unless otherwise paid by the Employer: (1) all taxes imposed upon the Trust, the Trustee in its capacity as Trustee, or upon the assets or income of the Trust; (2) all expenses incurred by the Trustee in the performance of its duties including attorneys' fees, accountants' fees and other expenses incurred in connection with the Trust; and (3) fees and other compensation of the Trustee for its services hereunder in amounts agreed upon from time to time by the Employer and the Trustee. Within sixty days after the close of each Plan Year, the Trustee will render to the Employer and the Plan Administrator a written accounting of all charges made upon the Trust during the preceding year.

	  No taxes are currently imposed upon the Trust, the Trustee in its capacity as Trustee, or upon the assets or income of the Trust. Although the Trustee does not anticipate any taxes being imposed upon the Trust, the assets or income of the Trust or upon itself as Trustee, the Trustee cannot make any assurances that taxes will not be so imposed in the future.

	  No specific expenses to be imposed as charges under the Trust are currently anticipated except expenses in connection with providing Plan Participants with annual revised editions of this Prospectus including accompanying financial statements. Although UMB has paid all expenses in connection with preparation of the original Prospectus and the accompanying registration procedure, expenses incurred in connection with annually revised editions of the Prospectus may be allocated pro rata among the Participants' Accounts and the Trust.

	  Certain fees are charged in accordance with a schedule which is published from time to time by UMB. The schedule is available upon request and is subject to periodic change.

	  All fees are subject to change. In the event the Trustee changes any of the fees, written notice of the effective date of any change is given to the Employer prior to the effective date of the change. Notice of fee changes is not given directly to each Participant.

	  The annual fees and specific charges are intended to cover the normal expenses incurred by UMB with respect to management and administration of particular Trust's or Participants' accounts. The Plan permits UMB to charge extraordinary expenses, such as fees of attorneys and accountants, and all taxes properly chargeable to the Trust or Participants' accounts, to the assets of the Trust or such Participants' accounts. Where appropriate, expenses and taxes will be allocated among the Trust' and Participants' accounts with respect to which the expenses and taxes were incurred.

				      LITIGATION

	  UMB is engaged in litigation of various kinds which in its judgment is not of material importance in relation to its total assets. None of the litigation now in progress relates to the Plan and Trust or the Funds.

			  LIMITATION OF LIABILITY OF TRUSTEE

	  The Plan provides that the Trustee shall not be liable for action upon any notice, direction, certificate, or other paper or document believed by the Trustee to be genuine and to have been executed by a Participant, the Plan Administrator or the
	  Employer, or by a duly authorized person representing the Employer. The Trustee has no duty to investigate the financial condition of any legal reserve life insurance company licensed to do business in the state of Missouri before purchasing any insurance policy or annuity contract.

			   FEDERAL INCOME TAX CONSEQUENCES
					  OF
		       UMB DEFINED CONTRIBUTION PLAN AND TRUST

	  A principal motive for the establishment of a retirement plan and trust is the favorable tax consequence which may be obtained thereby. UMB has received a favorable opinion from the Internal Revenue Service for the Plan and Trust, as amended, identified by IRS Serial Nos. C221418a, C221419a, C221420a, C221421a, C321422a,
	  C321423a, C321424a and C321425a. A Plan duly adopted by an Employer in the form of the Plan and Trust will be in a form so as to be eligible to qualify under Section 401 of the Code so long as the Employer observes the provisions and eligibility requirements thereof.

	  The following is a brief and necessarily incomplete description of the more important tax consequences of the Plan and Trust:

	       (1) An Employer in computing its adjusted gross income for federal income tax purposes may deduct the full amount of its contributions to the Plan, within the contribution limits of the Plan and the Internal Revenue Code, on behalf of Participants who are common-law Employees, and such contributions will not be
		    includable in the gross income of such Employees. Contributions on behalf of Participants who are self-employed persons will be includable in gross income, but a Participant, in computing adjusted gross income, may deduct the Employer's contribution to the Plan on his behalf up to the lesser of $30,000 or the amount determined by applying the percentage contribution limitations prescribed in the Plan and the Internal Revenue Code. Generally, benefit payments from the assets of the Trust are subject to income taxation at the date of distribution. However, benefit payments representing amounts contributed by a Participant as a Nondeductible Voluntary Contribution on his own behalf, or Employer contributions previously taxed to him, are not taxable income.

	       (2) The income earned by a Trust prior to distribution from the Trust is exempt from income tax. Unrelated business income of a Trust, if any, would be subject to tax. UMB does not intend to make an investment which would cause a Trust to incur any unrelated business income tax.

	       (3) The transfer by a Participant of all or a portion of his Account from one Fund to another Fund or to another available investment medium should not subject a Participant to federal income tax.

	       (4) Lump-sum distributions under the Plan are includable in gross income of the recipient as ordinary income unless made on account of the Participant's (i) death or (ii) separation from service in the case of a common-law employee, (iii) after the Participant's attainment of age 59 1/2, or (iv) disability in the case of a self-employed person. In such cases, if the Participant was born before January 1, 1936, the portion of the lump-sum distribution deemed attributable to participation in the Plan prior to 1974 may be entitled to long-term capital gain treatment. The balance of a lump-sum distribution made on account of the above circumstances is taxable as ordinary income, but may be eligible at the election of the recipient for a special income averaging treatment known as "Five-Year Averaging" (or "Ten-Year Averaging" in the case of a Participant born before January 1, 1936) in the case of the Participant's death or if the Participant participated in the Plan for at least five taxable years prior to the year of distribution. Eligibility for and the computation of the tax under the Five-Year or Ten-Year Averaging treatment is complex but, if applicable, may result in a lower tax. A recipient of a lump-sum distribution should consult with a tax advisor with reference to making an election and computation of the tax.

	       (5) Generally, distributions under the Plan (other than certain periodic distributions, distributions required to be made after a Participant reaches age 70 1/2,
		    distributions    to   correct    violations   of    the
		    nondiscrimination rules of the Code, and certain deemed
		    distributions)  may  be   transferred  without  current
		    income  tax  liability   to  an  Individual  Retirement
		    Account (IRA) or another qualified retirement plan.   A
		    20% withholding tax will apply to any eligible rollover
		    distribution   unless   the  Trustee   transfers   such
		    distribution directly  to an  IRA or  another qualified
		    retirement  plan.    If  the  Trustee  distributes  the
		    eligible rollover distribution to the recipient, the Trustee must withhold 20% of the distribution, but the distribution will still qualify for current income tax deferral if the recipient transfers the entire amount of the distribution plus the amount withheld to an IRA or another qualified retirement plan within 60 days after receipt. The recipient may then claim the amount withheld as a credit on the recipient's federal income tax return.

	       (6) Distributions of benefits as installment payments are generally subject to income tax under the rules applying to annuities. The Participant has as his cost basis an amount equal to the total amount of his Nondeductible Voluntary Contributions. The cost is spread over the period during which distributions are to be made, and payments received annually in excess of the allowable cost are taxed as ordinary income.

	       (7) Distributions received by a Participant prior to age 59 1/2 or death or disability may be subject to an excise tax of 10% of the amount of the distribution included in income.

				OTHER TAX CONSEQUENCES

				    PENALTY TAXES

	  Excise taxes levied as a penalty under ERISA include a 5% cumulative excise tax which is levied against the Employer on any required contributions which the Employer failed to make where the Employer had adopted a pension plan. Unless the default is cured within ninety days of the mailing of a deficiency notice, a further penalty of 100% of the deficiency will be assessed.

				State Tax Consequences

          State tax consequences vary and may result in different tax treatment for contributions and benefits from that which would result under federal law.

				       REPORTS

	  Within sixty days after the close of each Plan Year the Trustee shall send to the Employer and to the Plan Administrator a written accounting of its administration of the Trust for such Plan year.

				    LEGAL MATTERS

          The legality of the Units offered hereby will be passed upon for UMB by Spencer Fane Britt & Browne LLP of Kansas City, Missouri. Partners in that firm hold approximately 5,626 shares of UMB Financial Corporation common stock, of which UMB is a wholly owned subsidiary. In addition, UMB or its affiliates may grant loans to partners and employees of Spencer Fane Britt & Browne LLP and their immediate family members in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those rates prevailing at the time for comparable transactions with other persons which, in the opinion of UMB's management, did not involve more than the normal risk of collectibility or present other unfavorable features.

				ADDITIONAL INFORMATION

	       UMB, as Trustee, has filed with the Securities Exchange Commission (the "SEC") a Registration Statement on Form S-1 (together with any amendments thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Units of Participation in the Funds. This Prospectus does not contain all the information set forth in the Registration Statement and the exhibits thereto, certain portions of which have been omitted as permitted by the rules and regulations of the SEC. This material can be inspected and copied at the public reference facilities maintained by the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's Regional Offices in Chicago (Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511) and in New York (7 World Trade Center, Suite 1300, New York, New York 10048) and copies of such material can be obtained by mail from the Public Reference Section of the SEC, Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. For further information, reference is made to the Registration Statement and the exhibits filed therewith. Statements contained in this Prospectus relating to the contents of any documents referred to herein are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the Registration Statement, such statement being qualified in all respects by such reference.

	  The Funds and UMB Financial Corporation, the parent of UMB, are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, file reports and other information with the SEC. This material can be inspected and copied at the public reference facilities maintained by the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's Regional Offices in Chicago (Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511) and in New York (7 World Trade Center, Suite 1300, New York, New York 10048) and copies of such material can be obtained by mail from the Public Reference Section of the SEC, Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. UMB Financial Corporation common stock is quoted on the NASDAQ-National Market System and reports and other information concerning UMB Financial Corporation are filed therewith.

			  RECOMMENDATION TO CONSULT ADVISORS

	  UMB recommends that each Employer consult with its attorneys, accountants and other appropriate professional advisors regarding the advisability of adopting the Plan and Trust, keeping in mind the legal, tax and financial results to be anticipated. UMB is unable to and does not undertake to render advice concerning such matters.

	       (The remainder of this page intentionally left blank.)

				 FINANCIAL STATEMENTS
				  TABLE OF CONTENTS

								       Page

	  Report of Independent Auditors                                F-2

	  Fund for Pooling Equity Investments of Employee Trusts

		 Statements of Assets and Liabilities as of
                    October 31 1996 and 1997                            F-3
		 Statements of Investments Held as of October 31,
                  1996 and 1997                                         F-4
		 Statements of Operations for the years ended
                  October 31, 1995, 1996, and 1997                      F-9
		 Statements of Participants' Interest for the
                  years ended October 31, 1995, 1996, and 1997          F-10

	  Fund for Pooling Debt Investments of Employee Trusts

	       Statements of Assets and Liabilities as of
                  October 31, 1996 and 1997                             F-11
	       Statements of Investments Held as of October 31,
                 1996 and 1997                                          F-12
	       Statements of Operations for the years ended
                  October 31, 1995, 1996, and 1997                      F-17
	       Statements of Participants' Interest for the
                  years ended October 31, 1995, 1996, and 1997          F-18

	  Pooled Income Fund for Employee Trusts

		 Statements of Assets and Liabilities as of
                   October 31, 1996 and 1997                            F-19
		 Statements of Investments Held as of October 31,
                  1996 and 1997                                         F-20
		 Statements of Operations for the years ended
                  October 31, 1995, 1996, and 1997                      F-21
		 Statements of Participants' Interest for the
                  years ended October 31, 1995, 1996, and 1997          F-22

          Notes to Financial Statements                                 F-23

		(The remainder of page intentionally left blank.)

(LOG0) BAIRD        City Center Square
       KURTZ &      1100 Main Street, Suite 2700       http://www.bkd.com
       DOBSON       Kansas City, MO 64105-2112         Member of Moores
Certified Public    816 221-6300 Fax: 816 221-6380     Moores Rowland
  Accountants                                           International




                      Independent Accountants' Report



Board of Directors
UMB Bank, n.a.
Kansas City, Missouri


     We have audited the accompanying statement of assets and liabilities of the Fund for Pooling Equity Investments of Employee Trusts, the Fund for Pooling Debt Investments of Employee Trusts and the Pooled Income Fund for Employee Trusts of UMB Bank, n.a. (the Funds), including the statement of investments held, as of October 31, 1997, the related statement of operations and participants' interest for the year then ended. These financial statements are the responsibility of the Funds' management. Our responsi-bility is to express an opinion on these financial statements based on our audit. The statements of assets and liabilities and statements of investments held of the Funds as of October 31, 1996, and the related statements of operations and participants' interest for each of the two years in the period ended October 31, 1996, were audited by other auditors whose report dated November 15, 1996 expressed an unqualified opinion on those statements.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements An audit also includes assessing the accounting principles used and signifi-cant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the 1997 financial statements referred to above present fairly, in all material respects, the financial position of the Fund for Pooling Equity Investments of Employee Trusts, the Fund for Pooling Debt Investments of Employee Trusts and the Pooled Income Fund for Employee Trusts of UMB Bank, n.a. as of October 31, 1997, the results of its operations and the changes in its participants' interest for the year then ended, in conformity with generally accepted accounting principles.



                                           (Signed) BAIRD, KURTZ & DOBSON

Kansas City, Missouri
November 25, 1997


                                         UMB BANK, n.a.

                      FUND FOR POOLING EQUITY INVESTMENTS OF EMPLOYEE TRUSTS

                              STATEMENTS OF ASSETS AND LIABILITIES

                                    OCTOBER 31, 1997 AND 1996


                                                                   October 31
                                                       1997                          1996
                                                Cost         Market           Cost           Market
ASSETS
  Investments:
    Common stocks                           $129,558,673  $161,875,185    $166,352,044   $195,325,708
    Commercial paper                          49,763,553    49,763,553      60,617,285     60,617,285
    Short-term money market fund               2,884,013     2,884,013       3,228,319      3,228,319

                                            $182,206,239  $214,522,751    $230,197,648    259,171,312

    Interest and dividends receivable                          331,235                        436,199
    Receivable for securities sold                           2,140,974
                                                           216,994,960                    259,607,511

LIABILITIES
  Audit fee payable                                              9,190                          8,214

PARTICIPANTS' INTEREST, Equivalent to
  $88.77 per unit on 2,444,463 units
  outstanding in 1997 and $72.54 per unit
  on 3,578,723 units outstanding in 1996                  $216,985,770                   $259,599,297





















See Notes to Financial Statements

                                           UMB BANK, n.a.

                        FUND FOR POOLING EQUITY INVESTMENTS OF EMPLOYEE TRUSTS

                                  STATEMENTS OF INVESTMENTS HELD

                                    OCTOBER 31, 1997 AND 1996


                                                 1997                               1996
                                   Number of                          Number of
                                    Shares                             Shares
                                      or                                 or
                                   Principal                          Principal
                                    Amount       Cost       Market     Amount       Cost         Market

COMMON STOCKS - 1997, 75.5%;
  1996, 75.4%

  CONSUMER NONDURABLES - 1997,
    7.6%;1996, 9.7%
   BEVERAGES:
    ANHEUSER BUSCH COMPANIES INC.    46,000 $  1,020,361 $ 1,837,148    46,000 $  1,020,361   $1,771,000

   FOOD:
    ARCHER DANIELS MIDLAND CO.       76,403      199,383   1,699,967    72,765      199,386    1,591,734
    BOB EVANS FARMS INC.            165,000    3,134,137   3,124,770   165,000    3,134,137    2,062,500
    BRINKER INTERNATIONAL           211,300    3,667,040   2,958,200   211,300    3,667,040    3,592,100
    HEINZ (HJ) CO.                                                      30,450      711,110    1,080,975
      TOTAL FOOD                               7,000,560   7,782,937              7,711,673    8,327,309

   HEALTHCARE:
    ALLEGIANCE CORPORATION                                               5,580       32,211      104,625
    BARD C R INC.                   104,700    2,643,317   2,905,425   104,700    2,643,317    2,957,775
    BAXTER INTERNATIONAL INC.        27,900      394,761   1,293,863    27,900      394,761    1,161,338
    BRISTOL MYERS SQUIBB CO.                                            38,000    1,204,654    4,018,500
    COMMUNITY PSYCHIATRIC CENTERS                                      298,000    3,209,900    2,644,750
    IMATION CORPORATION                                                  1,400        6,937       38,325
    MERCK & CO., INC.                10,000       21,616     892,500    17,100       38,901    1,263,262
      TOTAL HEALTHCARE                         3,059,694   5,091,788              7,530,681   12,188,575

   HOUSEHOLD PRODUCTS:
    RUBBERMAID INC.                  64,250    1,842,229   1,546,048    64,250    1,842,229    1,493,812

   PHOTOGRAPHY:
    EASTMAN KODAK COMPANY                                               16,500      344,702    1,313,812

TOTAL CONSUMER NONDURABLES                    12,922,844  16,257,921             18,449,646   25,094,508

SERVICES - 1997, 12.5%,
   1996, 11.9%
   MEDIA:
    DUN & BRADSTREET                 55,300    1,052,099   1,579,534    55,300    2,810,845    3,193,575
    GANNETT CO., INC.                                                   46,200    1,206,234    3,499,650
      TOTAL MEDIA                              1,052,099   1,579,534              4,017,079    6,693,225

   RETAIL:
    AMERICAN GREETINGS CORP.        113,000    3,155,602   3,919,744   158,000    4,535,617    4,631,454
    ASCENT ENTERTAINMENT             44,871      270,090     443,101
    BLOCK H&R INC.                   93,200    3,190,470   3,448,400   125,000    4,308,301    3,109,375
    COGNIZANT CORP.                            1,348,339   1,975,075
    DILLARDS INC.                    44,000    1,148,150   1,699,500   139,000    4,357,060    4,413,250
    DONNELLEY R R & SONS CO.         62,000    1,888,086   2,022,750
    THE LIMITED INC.                 64,724    1,253,170   1,525,092    64,724    1,253,170    1,189,303
    TOYS 'R' US INC.                111,000    2,790,621   3,774,000   130,600    3,426,164    4,424,075
     TOTAL RETAIL                             15,044,528  18,807,662             17,880,312   17,767,457

   TEXTILE AND APPAREL:
    BASSETT FURNITURE INDUSTRY      132,000    3,080,904   3,696,000   162,600    3,858,917    3,638,175
    BROWN GROUP INC.                 84,600    2,365,705   1,279,575    84,600    2,365,705    1,744,875
    STRIDE RITE CORP.               123,600    1,817,797   1,452,300   123,600    1,817,797    1,019,700
     TOTAL TEXTILE AND APPAREL                 7,264,406   6,427,875              8,042,419    6,402,750

TOTAL SERVICES                                23,361,033  26,815,071             29,939,810   30,863,432



CONSUMER DURABLES - 1997, 3.5%;
 1996, 2.8%
   AUTOMOTIVE:
    GENERAL MOTORS CORP.                                                 6,800      220,957      364,650
    GENUINE PARTS CO.               108,900    1,745,240   3,409,986    72,600    1,745,240    3,176,250
    SUPERIOR INDUSTRIES              82,700    2,080,448   2,207,098
     TOTAL AUTOMOTIVE                          3,825,688   5,617,084              1,966,197    3,540,900

   BUILDING:
    MASCO CORP.                      41,000      973,719   1,798,875   118,400    2,974,249    3,714,800

TOTAL CONSUMER DURABLES                        4,799,407   7,415,959              4,940,446    7,255,700

CAPITAL GOODS - 1997, 17.7%;
  1996, 20.8%
   ELECTRICAL EQUIPMENT:
    GENERAL ELECTRIC CO.                                                21,000       61,999    2,031,750

   ELECTRONICS:
    ELECTRONIC DATA SYSTEMS          78,400    2,888,355   3,033,139
    SENSORMATIC ELECTRONICS         314,600    5,086,816   4,699,495   235,200    4,023,060    3,851,400
    TANDEM COMPUTERS INC.                                              371,200    4,631,344    4,686,400
     TOTAL ELECTRONICS                         7,975,171   7,732,634              8,654,404    8,537,800

   MACHINERY:
    COOPER INDUSTRIES INC.           73,000    3,134,847   3,805,125    88,000    3,865,427    3,531,000
    GIDDINGS & LEWIS                                                   209,000    3,401,187    2,455,750
    SNAP ON INC.                     53,000    1,158,170   2,279,000    93,000    2,081,172    2,987,625
     TOTAL MACHINERY                           4,293,017   6,084,125              9,347,786    8,974,375

   OFFICE EQUIPMENT:
    DIGITAL EQUIPMENT CORP.          73,400    2,514,031   3,674,624    59,400    2,490,096    1,752,300
    INTERNATIONAL BUSINESS
      MACHINES CORP.                 18,000      174,389   1,773,000    17,800      689,326    2,296,200
    NOVELL INC.                     480,400    7,034,665   4,053,615   322,400    5,634,056    2,982,200
    TEXAS INSTRUMENTS INC.                                              69,000    3,598,950    3,320,625
     TOTAL OFFICE EQUIPMENT                    9,723,085   9,501,239             12,412,428   10,351,325

   MISCELLANEOUS:
    APPLIED MATERIALS                                                  118,800    4,255,198    3,140,834
    BROWNING FERRIS INDUSTRIES      101,300    2,929,865   3,292,250   158,600    4,658,892    4,163,250
    CALGON CARBON CORP.             355,800    4,753,177   4,203,065   355,800    4,753,177    3,558,000
    GLOBAL IND. TECH.               117,000    1,398,740   1,996,371   117,000    1,398,740    2,179,125
    GRAINGER W W INC.                20,000    1,072,762   1,748,760    43,000    2,378,693    3,187,375
    HILLENBRAND INDUSTRIES, INC.     79,800    2,364,044   3,411,450   123,575    3,690,426    4,572,275
    WMX TECHNOLOGIES, INC.                                              96,000    2,631,424    3,300,000
     TOTAL MISCELLANEOUS                      12,518,588  14,651,896             23,766,550   24,100,859

TOTAL CAPITAL GOODS                           34,509,861  37,969,894             54,243,167   53,996,109

BASIC MATERIALS - 1997, 14.5%;
  1996, 12.5%
   CHEMICALS:
    AIR PRODUCTS & CHEMICALS INC.                                       22,000      578,535    1,320,000
    ENGELHARD CORP.                 177,400    3,853,792   3,082,325
    MALLINCKRODT INC.                91,100    2,678,446   3,416,250    91,100    2,678,446    3,962,850
    NALCO CHEMICAL CO.               80,000    1,698,734   3,200,000   113,900    2,833,435    4,143,112
     TOTAL CHEMICALS                           8,230,972   9,698,575              6,090,416    9,425,962

   METAL AND MINING:
    BRUSH WELLMAN INC.               74,300      999,245   1,787,881    74,300      999,245    1,402,413
    CYPRUS AMAX MINERALS COMPANY    179,100    4,393,342   3,749,996   168,000    4,141,538    3,801,000
     TOTAL METAL AND MINING                    5,392,587   5,537,877              5,140,783    5,203,413

   PAPER AND FORESTRY PRODUCTS:
    UNION CAMP CORP.                 62,800    2,900,601   3,403,006    46,100    2,055,017    2,247,375
    WEYERHAEUSER CO.                 61,700    1,786,408   2,946,175    61,700    1,786,408    2,830,488
     TOTAL PAPER AND FORESTRY
      PRODUCTS                                 4,687,009   6,349,181              3,841,425    5,077,863

   PETROLEUM:
    AMOCO CORP.                      21,045      404,827   1,944,032    21,045      404,827    1,594,159
    ATLANTIC RICHFIELD CO.           14,000      731,740   1,152,382    15,500    1,642,991    2,053,750
    DRESSER INDUSTRIES INC.          45,000      783,534   1,895,625    67,900    1,242,179    2,240,700
    KERR MCGEE CORP.                 41,000    1,656,243   2,770,083    54,900    2,314,718    3,444,975
    USX MARATHON GROUP               51,000      860,009   1,823,250   155,300    2,716,149    3,397,188
     TOTAL PETROLEUM                           4,436,353   9,585,372              8,320,864   12,730,772

TOTAL BASIC MATERIALS                         22,746,921  31,171,005             23,393,488   32,438,010


TRANSPORTATION - 1997, 1.2%;
  1996, 1.9%
   RAILROADS:
    NORFOLK SOUTHERN CORP.                                              10,000      149,792      891,250
    UNION PACIFIC CORP.              16,000      240,340     980,000    26,200      534,964    1,470,475
    UNION PACIFIC RESOURCES          21,511      245,260     529,708    22,189      260,618      610,198
     TOTAL RAILROADS                             485,600   1,509,708                945,374    2,971,923

   TRUCKING:
    CALIBER SYSTEMS INC.                                                74,000    2,786,230    1,248,750
    ROADWAY EXPRESS INC.             37,000      563,687   1,026,750    37,000      563,687      587,375
     TOTAL TRUCKING                              563,687   1,026,750              3,349,917    1,836,125

TOTAL TRANSPORTATION                           1,049,287   2,536,458              4,295,291    4,808,048

MULTIBUSINESS - 1997, .7%;
  1996, .9%
    MINNESOTA MINING & MANU-
     FACTURING CO.                                                      14,000      169,075    1,069,250
    TRW INC.                         26,000      829,465   1,488,500    13,000      829,465    1,176,500
TOTAL MULTIBUSINESS                              829,465   1,488,500                998,540    2,245,750

UTILITIES - 1997, 16.8%;
  1996, 12.9%
   COMMUNICATION:
    AT&T CORPORATION                 92,500    3,015,705   4,520,938    62,850    2,097,848    2,199,750
    BELL ATLANTIC CORPORATION        28,000      696,650   2,240,000    28,000      696,650    1,687,000
    COMSAT CORP.                     91,800    1,438,286   2,099,925    91,800    1,708,381    2,157,300
    SPRINT CORP.                                                        69,100    1,436,538   2,712,175
    U S WEST INC.                    74,300    1,762,072   2,958,106    74,300    1,762,072    2,256,863
    US WEST MEDIA GROUP              35,000      545,807     883,750    74,300    1,183,552    1,160,938
     TOTAL COMMUNICATION                       7,458,520  12,702,719              8,885,041   12,174,026

   ELECTRIC:
    DOMINION RESOURCES, INC. VA      97,000    3,809,559   3,607,236    91,000    3,604,240    3,435,250
    DUKE ENERGY CORP.                27,154      392,924   1,316,969
    ENTERGY CORP.                   123,600    2,965,155   3,012,750   123,600    2,965,155    3,460,800
    FLORIDA PROGRESS CORP.          113,200    3,262,448   3,686,132    76,000    2,234,425    2,536,500
    PANENERGY CORP.                                                     26,000      392,930    1,001,000
    SCANA CORP.                      71,000    1,156,990   1,792,750    71,000    1,156,990    1,899,250
    TEXAS UTILITIES CO.              43,550    1,458,305   1,562,356    43,700    1,464,914    1,769,850
    UNION ELECTRIC CO.               61,600    2,217,842   2,321,581    61,600    2,217,842    2,379,300
     TOTAL ELECTRIC                           15,263,223  17,299,774             14,036,496   16,481,950

   NATURAL GAS:
    MAPCO INC.                      118,000    2,742,675   3,894,000   149,800    3,600,343    4,662,525

   MISCELLANEOUS:
    WASTE MANAGEMENT INC.           96,000    2,631,424   2,226,048

TOTAL UTILITIES                               28,095,842  36,122,541             26,521,880   33,318,501

FINANCE - 1997, 1.0%; 1996, 2.0%
   BANKS:
    FIRST CHICAGO NBD CORP.                                             48,900    1,481,688    2,493,900

   INSURANCE:
    LIBERTY CORP. SC                 49,000    1,244,013   2,097,836    81,500    2,088,088    2,811,750

TOTAL FINANCE                                  1,244,013   2,097,836              3,569,776    5,305,650

TOTAL COMMON STOCKS                          129,558,673 161,875,185            166,352,044  195,325,708

COMMERCIAL PAPER - 1997, 23.2%;
  1996, 23.4%
   AIG FUNDING, INC.,
    DUE 12/17/96                                                     1,000,000      991,300      991,300
   ABBOTT LABORATORIES,
    DUE 11/5/97                   2,500,000    2,489,024   2,489,024
   ABBOTT LABORATORIES,
    DUE 11/27/96                                                     2,000,000    1,991,590     1,991,590
   ALUMINUM CO. OF AMERICA,
    DUE 11/1/96                                                        690,000      685,488       685,488
   AMERICAN TELEPHONE & TELE.
     CO., DUE 10/14/97            2,100,000    2,081,174   2,081,174
   AMERICAN TELEPHONE & TELE.
     CO., DUE 11/26/96                                               3,000,000    2,973,800     2,973,800
   ATLANTIC RICHFIELD,
    DUE 11/24/97                    975,000      965,947     965,947
   BELL ATLANTIC, DUE 11/5/97     2,000,000    1,995,722   1,995,722
   BELLSOUTH, DUE 11/13/97        1,000,000      997,700     997,700
   CAMPBELL CORP., DUE 11/13/97   2,000,000    1,986,909   1,986,909
   CHEVRON OIL FINANCE CO.,
     DUE 11/20/96                                                    1,500,000    1,490,430     1,490,430
   CHEVRON OIL FINANCE CO.,
     DUE 12/20/96                                                    2,450,000    2,429,121     2,429,121
   COCA COLA COMPANY, DUE
     12/4/97                      2,000,000    1,986,957   1,986,957
   COCA-COLA COMPANY,
    DUE 11/24/97                  2,500,000    2,483,000   2,483,000
   COCA-COLA COMPANY,
    DUE 11/22/96                                                     2,000,000    1,987,867     1,987,867
   COCA-COLA COMPANY,
    DUE 12/3/96                                                      2,000,000    1,986,133     1,986,133
   COCA-COLA COMPANY,
    DUE 12/6/96                                                      2,000,000    1,987,338     1,987,338
   DISNEY CORP., DUE 11/21/97     2,000,000    1,991,476   1,991,476
   DISNEY CORP., DUE 12/16/97     1,500,000    1,489,478   1,489,478
   DOVER CORP., DUE 11/18/96                                         1,000,000      995,488       995,488
   DOW CHEMCIAL CORP.,
    DUE 11/18/97                  2,000,000    1,991,139   1,991,139
   DOW CHEMICAL CORP.,
    DUE 11/19/97                  2,000,000    1,991,155   1,991,155
   DOW CHEMICAL CORP.,
    DUE 12/05/97                  2,000,000    1,986,250   1,986,250
   DUPONT (E.I.) DE NEMOURS,
     INC., DUE 11/12/97           2,000,000    1,986,604   1,986,604
   DUPONT (E.I.) DE NEMOURS,
     INC., DUE 12/6/96                                               2,000,000    1,986,950     1,986,950
   DUPONT (E.I.) DE NEMOURS,
     INC., DUE 11/15/96                                              1,000,000      993,583       993,583
   DUPONT (E.I.) DE NEMOURS,
     INC., DUE 12/4/96                                               1,000,000      990,795       990,795
   EMERSON ELECTRIC,
     DUE 11/10/97                 2,500,000    2,482,875   2,482,875
   EMERSON ELECTRIC,
     DUE 12/01/97                 2,000,000    1,986,350   1,986,350
   EMERSON ELECTRIC, DUE 12/2/97  1,000,000      995,111     995,111
   EMERSON ELECTRIC, DUE 12/8/97  1,500,000    1,489,744   1,489,744
   ENGELHARD CORP., DUE 11/14/97  1,000,000      995,425     995,425
   GANNETT, INC., DUE 11/8/96                                        2,000,000    1,995,650     1,995,650
   GENERAL MILLS, INC.,
    DUE 11/26/96                                                     2,500,000    2,489,467     2,489,467
   HEINZ (H.J.) CO.,
    DUE 12/12/97                  2,000,000    1,986,300   1,986,300
   INTERNATIONAL BUSINESS MACH,
    DUE 11/12/96                                                     1,500,000    1,486,650     1,486,650
   INTERNATIONAL BUSINESS MACH,
    DUE 11/19/96                                                       850,000      842,364       842,364
   INTERNATIONAL BUSINESS MACH,
     DUE 11/22/96                                                    2,000,000    1,987,167     1,987,167
   INTERNATIONAL BUSINESS MACH,
    DUE 11/1/96                                                        950,000      944,059       944,059
   INTERNATIONAL BUSINESS MACH,
     DUE 11/6/96                                                       500,000      497,889       497,889
   MONSANTO CORP., DUE 11/7/97    1,475,000    1,461,705   1,461,705
   MOTOROLA, INC., DUE 12/10/96                                      2,000,000    1,982,600     1,982,600
   PENNY, (J.C.) FUNDING CORP.,
    DUE 11/12/97                  2,500,000    2,488,944   2,488,944
   PENNY, (J.C.) FUNDING CORP.,
     DUE 11/15/96                                                    2,000,000    1,990,993     1,990,993
   PEPSICO, INC., DUE 11/6/96                                        1,035,000    1,032,895     1,032,895
   PHILLIP MORRIS COS., INC.,
    DUE 11/7/97                   2,000,000    1,991,187   1,991,187
   PHILLIP MORRIS COS., INC.,
    DUE 11/1/96                                                        500,000      497,731       497,731
   PHILLIP MORRIS COS., INC.,
     DUE 12/10/96                                                    2,000,000    1,986,686     1,986,686
   PHILLIP MORRIS COS., INC.,
     DUE 12/11/96                                                    2,000,000    1,987,264     1,987,264
   PHILLIP MORRIS COS., INC.,
     DUE 12/13/96                                                    2,000,000    1,986,950     1,986,950
   PROCTOR & GAMBLE CO.,
    DUE 11/14/97                  2,000,000    1,991,507   1,991,507
   PROCTOR & GAMBLE CO.,
    DUE 12/23/97                  1,000,000      990,864     990,864
   PROCTOR & GAMBLE CO.,
    DUE 11/12/96                                                     2,000,000    1,990,756     1,990,756
   PROCTOR & GAMBLE CO.,
    DUE 1/24/97                                                      2,000,000    1,974,236     1,974,236
   PROGRESS CAPITAL, DUE 11/25/97 1,500,000    1,493,572   1,493,572
   PROGRESS CAPITAL, DUE 11/13/96                                    1,000,000      997,954       997,954
   RAYTHEON CO., DUE 11/19/96                                        1,750,000    1,742,881     1,742,881
   SHELL OIL CO. SERIES A,
    DUE 11/8/96                                                      1,000,000      995,667       995,667
   TOYS 'R' US, DUE 12/2/97       2,000,000    1,989,592   1,989,592
   TOYS 'R' US, DUE 11/15/96                                         2,000,000    1,991,300     1,991,300
   TOYS 'R' US, DUE 11/1/96                                          1,000,000      995,625       995,625
   WAL-MART STORES, INC.,
    DUE 12/2/96                                                      1,275,000     1,266,712     1,266,712
   XEROX CORPORATION,
    DUE 11/14/97                  1,000,000      997,842     997,842
   XEROX CORPORATION,
    DUE 11/12/96                                                     1,500,000     1,489,899     1,489,899
   XEROX CORPORATION,
    DUE 11/8/96                                                      2,000,000     1,986,525     1,986,525
   XEROX CORPORATION,
    DUE 12/13/96                                                     2,000,000     1,987,482     1,987,482
TOTAL COMMERCIAL PAPER                        49,763,553  49,763,553              60,617,285    60,617,285

SHORT-TERM MONEY MARKET FUND -
  1997, 1.3%; 1996, 1.2%
   SHORT-TERM MONEY MARKET FUND
     OF UMB BANK, n.a.            2,884,013    2,884,013   2,884,013 3,228,319     3,228,319     3,228,319

TOTAL INVESTMENTS HELD                      $182,206,239$214,522,751            $230,197,648  $259,171,312








See Notes to Financial Statements

                                                   UMB BANK, n.a.

                                FUND FOR POOLING EQUITY INVESTMENTS OF EMPLOYEE TRUSTS

                                              STATEMENTS OF OPERATIONS

                                     YEARS ENDED OCTOBER 31, 1997, 1996 AND 1995



                                                                     1997             1996         1995

INVESTMENT INCOME
   Interest                                                    $  2,997,417   $  3,891,359   $  3,855,343
   Dividends                                                      4,488,947      5,277,837      5,407,364
          Total investment income                                 7,486,364      9,169,196      9,262,707

   Audit expense                                                      9,131         11,563         11,184
   Foreign taxes                                                                                    6,772
          Net investment Income                                   7,477,233      9,157,633      9,244,751

REALIZED AND UNREALIZED GAIN (LOSS)
  ON INVESTMENTS
    Realized gain on investments sold,
     matured or redeemed
       Proceeds                                                 733,528,663    907,344,217    725,215,369
       Cost of investments                                      694,785,209    880,250,904    694,333,687
          Net realized gain on investments sold,
            matured or redeemed                                  38,743,454     27,093,313     30,881,682

    Unrealized gain (loss) on investments
      Beginning of year                                          28,973,664     30,113,618     37,955,084
      End of year                                                32,316,511     28,973,664     30,113,618
          Net unrealized gain (loss) on investments               3,342,847     (1,139,954)    (7,841,466)

          Net realized and unrealized gain on investments        42,086,301     25,953,359     23,040,216

NET INCREASE IN NET ASSETS
   RESULTING FROM OPERATIONS                                  $  49,563,534   $ 35,110,992   $ 32,284,967

TOTAL EXPENSE AS A PERCENT OF NET
   INVESTMENT INCOME                                               0.12%          0.13%           0.19%










See Notes to Financial Statements

                                                UMB BANK, n.a.

                           FUND FOR POOLING EQUITY INVESTMENTS OF EMPLOYEE TRUSTS

                                    STATEMENTS OF PARTICIPANTS' INTEREST

                                YEARS ENDED OCTOBER 31, 1997, 1996 AND 1995




                                           1997                    1996                   1995
                                    Units      Amount 	       Units      Amount       Units       Amount

PARTICIPANTS' INTEREST,
  Beginning of year               3,578,723 $ 259,599,297  4,082,250 $ 262,551,708 4,117,128  $ 232,073,838

FROM INVESTMENT ACTIVITIES
  Net investment income                         7,477,233                9,157,633                9,244,751
  Net realized gain on investments
    sold, matured or redeemed                  38,743,454               27,093,313               30,881,682
  Net unrealized gain (loss)
    on investments                              3,342,847               (1,139,954)              (7,841,466)
        Net increase from investment
          activities                           49,563,534               35,110,992               32,284,967

FROM PARTICIPATING UNIT TRANSACTIONS
  Issuance of units                 258,795    20,595,034    664,569    44,294,031   600,575     35,970,886
  Redemption of units            (1,393,055) 	(112,772,095)(1,168,096) (82,357,434) (635,453)   (37,777,983)
        Net decrease from
          participating unit
          transactions           (1,134,260)  (92,177,061)  (503,527)  (38,063,403)  (34,878)   (1,807,097)

PARTICIPANTS' INTEREST,
   End of year                    2,444,463 $	216,985,770  3,578,723 $ 259,599,297 4,082,250  $ 262,551,708

NET ASSET VALUE PER PARTICI-
   PATING UNIT                                   $88.77                   $72.54                  $64.32














See Notes to Financial Statements

                                             UMB BANK, n.a.

                          FUND FOR POOLING DEBT INVESTMENTS OF EMPLOYEE TRUSTS

                                  STATEMENTS OF ASSETS AND LIABILITIES

                                       OCTOBER 31, 1997 AND 1996




                                                          1997                           1996
                                                 Cost           Market          Cost             Market
ASSETS
  Investments:
    United States Government and
      Agency obligations                     $ 57,284,065   $  59,598,463    $ 80,390,770    $ 81,657,383
    Corporate bonds                            65,873,924      67,594,174      81,407,772      82,264,963
    Commercial paper                              342,835         342,835         499,632         499,632
    Short-term money market fund                  330,312         330,312       1,804,054       1,804,054

                                             $123,831,136     127,865,784    $164,102,228     166,226,032

  Interest receivable                                           2,148,730                       2,757,097
                                                              130,014,514                     168,983,129

LIABILITIES
  Audit fee payable                                                 9,190                           8,635

PARTICIPANTS' INTEREST, Equivalent to
  $66.40 per unit on 1,958,030 units
  outstanding in 1997 and $61.38 per
  unit on 2,752,806 units outstanding
  in 1996                                                    $130,005,324                    $168,974,494


















See Notes to Financial Statements

                                             UMB BANK, n.a.

                          FUND FOR POOLING DEBT INVESTMENTS OF EMPLOYEE TRUSTS

                                     STATEMENTS OF INVESTMENTS HELD

                                       OCTOBER 31, 1997 AND 1996


                                               1997                               1996
                                Face Value                          Face Value
                                 or Number                          or Number
                                    of                                 of
                                   Units       Cost       Market      Units       Cost        Market
UNITED STATES GOVERNMENT AND
AGENCY OBLIGATIONS - 1997,
46.6%;1996, 49.1%
 UNITED STATES TREASURY NOTES,
  4.75%, DUE 10/31/98                                                 200,000 $    199,472 $    196,376
 UNITED STATES TREASURY NOTES,
  4.75%, DUE 9/30/98                                                  225,000      224,208      221,063
 UNITED STATES TREASURY NOTES,
  5.125%, DUE 11/30/98          1,500,000 $  1,420,898 $  1,492,965 1,500,000    1,420,898    1,481,250
 UNITED STATES TREASURY NOTES,
  5.125%, DUE 12/31/98                                                100,000       99,717       98,688
 UNITED STATES TREASURY NOTES,
  5.125%, DUE 2/28/98                                                 205,000      203,979      203,655
 UNITED STATES TREASURY NOTES,
  5.125%, DUE 3/31/98                                                 225,000      224,363      223,524
 UNITED STATES TREASURY NOTES,
  5.125%, DUE 4/30/98                                               3,600,000    3,598,088    3,573,000
 UNITED STATES TREASURY NOTES,
  5.125%, DUE 6/30/98                                                 500,000      499,609      495,625
 UNITED STATES TREASURY NOTES,
  5.25%, DUE 7/31/98            2,250,000    2,248,043    2,245,793 5,000,000    4,995,650    4,962,500
 UNITED STATES TREASURY NOTES,
  5.50%, DUE 9/30/97                                                  240,000      239,585      240,074
 UNITED STATES TREASURY NOTES,
  5.50%, DUE 4/15/00            3,000,000    2,980,195    2,986,890 3,000,000    2,980,195    2,956,890
 UNITED STATES TREASURY NOTES,
  5.625%, DUE 2/15/06             500,000      473,672      490,155   500,000      473,672      475,470
 UNITED STATES TREASURY NOTES,
  5.75%, DUE 8/15/03            5,205,000    5,040,863    5,180,589 5,475,000    5,309,598    5,332,979
 UNITED STATES TREASURY NOTES,
  5.875%, DUE 2/15/04           1,000,000      945,547    1,002,190 1,000,000      945,547      977,500
 UNITED STATES TREASURY NOTES,
  5.875%, DUE 11/15/05          2,500,000    2,474,414    2,492,975 2,500,000    2,474,414    2,419,525
 UNITED STATES TREASURY NOTES,
  6.00%, DUE 10/15/99                                                 290,000      284,887      290,998
 UNITED STATES TREASURY NOTES,
  6.00%, DUE 11/30/97                                                 500,000      495,469      502,190
 UNITED STATES TREASURY NOTES,
  6.00%, DUE 12/31/97                                               1,500,000    1,448,672    1,507,500
 UNITED STATES TREASURY NOTES,
  6.375%, DUE 3/31/01                                                 505,000      504,152      510,681
 UNITED STATES TREASURY NOTES,
  6.375%, DUE 6/30/97                                                 300,000      299,304      301,875
 UNITED STATES TREASURY NOTES,
  6.375%, DUE 7/15/99                                                 160,000      159,421      162,000
 UNITED STATES TREASURY NOTES,
  6.50%, DUE 8/15/97                                                  565,000      564,801      569,593
 UNITED STATES TREASURY NOTES,
  6.50%, DUE 8/15/05              500,000      493,438      518,125   500,000      493,438      505,315
 UNITED STATES TREASURY NOTES,
  7.00%, DUE 4/15/99            2,000,000    1,998,750    2,037,500 2,000,000    1,998,750    2,052,500
 UNITED STATES TREASURY NOTES,
  7.125%, DUE 10/15/98                                                195,000      194,206      199,935
 UNITED STATES TREASURY NOTES,
  7.25%, DUE 5/15/04                                                  650,000      650,609      687,785
 UNITED STATES TREASURY NOTES,
  7.50%, DUE 10/31/99             500,000      494,219      516,875   500,000      494,219      520,940
 UNITED STATES TREASURY NOTES,
  7.75%, DUE 2/15/01              400,000      396,948      423,500   400,000      396,948      425,376
 UNITED STATES TREASURY NOTES,
  7.875%, DUE 8/15/01                                                 150,000      149,336      160,969
 UNITED STATES TREASURY NOTES,
  8.00%, DUE 8/15/99            5,000,000    4,907,813    5,195,300 5,000,000    4,907,813    5,264,050
 UNITED STATES TREASURY NOTES,
  8.125%, DUE 2/15/98           1,000,000      998,594    1,007,190 3,000,000    2,995,781    3,090,930
 UNITED STATES TREASURY NOTES,
  8.50%, DUE 2/15/00              650,000      720,667      687,986   650,000      720,667      698,548
 UNITED STATES TREASURY NOTES,
  8.50%, DUE 11/15/00                                                 125,000      124,395      135,899
 UNITED STATES TREASURY NOTES,
  8.625%, DUE 8/15/97                                                 200,000      199,250      204,812
 UNITED STATES TREASURY NOTES,
  8.75%, DUE 10/15/97                                                 290,000      289,502      298,610
 UNITED STATES TREASURY NOTES,
  9.00%, DUE 5/15/98                                                  205,000      205,000      214,994
 UNITED STATES TREASURY SECURI-
  TIES STRIPPED COUPON,
  DUE 8/15/02                   3,270,000    1,473,135    2,494,389 3,270,000    2,167,246    2,301,262
 FEDERAL HOME LOAN BANK,
  3.00%,DUE 9/14/98             2,000,000    2,000,000    1,907,500 2,000,000    2,000,000    1,894,740
 FEDERAL HOME LOAN BANK,
  5.44%,DUE 10/15/03            1,000,000      908,790      971,560 1,000,000      908,790      945,940
 FEDERAL HOME LOAN BANK,
  6.513%,DUE 12/20/00                                               1,050,000    1,050,000    1,047,050
 FEDERAL HOME LOAN BANK,
  7.26%, DUE 9/6/01               500,000      497,813      522,655   500,000      497,813      520,315
 FEDERAL HOME LOAN MORTGAGE,
  6.55%, DUE 4/2/03             1,000,000      998,438    1,000,000 1,000,000      998,438      989,380
 FEDERAL HOME LOAN MORTGAGE,
  7.23%, DUE 5/23/05            1,300,000    1,300,000    1,323,972 1,300,000    1,300,000    1,309,347
 FEDERAL NATIONAL MORTGAGE
  ASSOCIATION, 5.10%,
  DUE 7/22/98                   3,000,000    3,000,938    2,994,390 3,000,000    3,000,938    2,965,320
 FEDERAL NATIONAL MORTGAGE
  ASSOCIATION, 5.45%,
  DUE 10/14/03                  1,000,000      999,531      972,190 1,000,000      999,531      946,560
 FEDERAL NATIONAL MORTGAGE
  ASSOCIATION, 5.80%,
  DUE 12/10/03                  1,000,000      996,875      989,060 1,000,000      996,875      965,310
 FEDERAL NATIONAL MORTGAGE
  ASSOCIATION, 5.93%,
  DUE 9/26/03                   1,000,000    1,000,000      981,900 1,000,000    1,000,000      959,500
 FEDERAL NATIONAL MORTGAGE
  ASSOCIATION, 6.10%,
  DUE 2/10/00                     500,000      499,531      503,125   500,000      499,531      499,530
FEDERAL NATIONAL MORTGAGE
  ASSOCIATION, 6.45%,
  DUE 4/23/01                   1,000,000    1,000,000    1,018,600 1,000,000    1,000,000    1,009,200
 FEDERAL NATIONAL MORTGAGE
  ASSOCIATION, 7.55%,
  DUE 4/22/02                   1,000,000    1,000,000    1,064,690 1,000,000    1,000,000    1,059,690
 FEDERAL NATIONAL MORTGAGE
  ASSOCIATION, 7.65%,
  DUE 3/10/05                     500,000      499,453      548,125   500,000      499,453      533,280
 FEDERAL NATIONAL MORTGAGE
  ASSOCIATION, 7.76%,
  DUE 5/5/05                                                          275,000      275,000      280,802
 FEDERAL NATIONAL MORTGAGE
  ASSOCIATION, 7.95%,
  DUE 11/25/19                                                        174,663      177,665      177,446
 FEDERAL NATIONAL MORTGAGE
  ASSOCIATION, 8.35%,
  DUE 11/10/99                  1,600,000    1,590,031    1,675,504 1,600,000    1,590,031    1,700,000
 FEDERAL NATIONAL MORTGAGE
  ASSOCIATION, 8.70%,
  DUE 6/10/99                                                         750,000      750,000      797,107
 GOVERNMENT NATIONAL MORTGAGE
  ASSOCIATION, 7.50%,
  DUE 6/20/02                                                         203,718      184,749      205,666
 GOVERNMENT NATIONAL MORTGAGE
  ASSOCIATION, 8.00%,
  DUE 2/20/02                                                          28,438       26,908       29,082
 GOVERNMENT NATIONAL MORTGAGE
  ASSOCIATION, 8.00%,
  DUE 5/20/02                                                         102,869       98,031      105,207
 GOVERNMENT NATIONAL MORTGAGE
  ASSOCIATION, 8.25%,
  DUE 3/15/02                                                         174,662      173,893      180,373


GOVERNMENT NATIONAL MORTGAGE
  ASSOCIATION, 8.50%,
  DUE 12/15/01                                                         60,806       59,135       63,189
 GOVERNMENT NATIONAL MORTGAGE
  ASSOCIATION, 8.50%,
  DUE 7/20/01                                                          12,488       12,621       12,901
 GOVERNMENT NATIONAL MORTGAGE
  ASSOCIATION, 8.50%,
  DUE 9/20/01                                                          40,362       40,342       41,696
 GOVERNMENT NATIONAL MORTGAGE
  ASSOCIATION, 9.00%,
  DUE 12/20/01                                                         26,431       26,479       27,553
 GOVERNMENT NATIONAL MORTGAGE
  ASSOCIATION, 9.50%,
  DUE 10/15/08                                                        150,557      148,628      159,052
 GOVERNMENT NATIONAL MORTGAGE
  ASSOCIATION, 9.50%,
  DUE 6/20/03                                                          72,921       72,391       76,410
 GOVERNMENT NATIONAL MORTGAGE
  ASSOCIATION, 10.00%,
  DUE 3/20/03                                                          28,775       28,827       30,130
 GOVERNMENT NATIONAL MORTGAGE
  ASSOCIATION, 10.50%,
  DUE 2/20/03                                                          44,602       44,998       46,712
 ISRAEL STATE, UNITED STATES
  GOVERNMENT GUARANTEED BOND,
  5.25%, DUE 3/15/98                                                1,000,000    1,007,344      989,200
 ISRAEL STATE, UNITED STATES
  GOVERNMENT GUARANTEED BOND,
  5.25% DUE 9/15/00             1,000,000      994,230      982,400 1,000,000      994,230      964,100
 SMALL BUSINESS ADMINISTRATION
  POOLS, 5.75%, DUE 1/1/04        493,140      493,140      483,277   571,174      571,174      554,039
 SMALL BUSINESS ADMINISTRATION
  POOLS, 6.54%, DUE 12/10/05      750,000      750,000      745,350   750,000      750,000      731,250
 SMALL BUSINESS ADMINISTRATION
  POOLS, 7.05%, DUE 9/1/12        749,944      749,944      734,945   828,550      828,550      797,479
 SMALL BUSINESS ADMINISTRATION
  POOLS, 7.35%, DUE 8/1/05                                            250,000      250,000      252,250
 SMALL BUSINESS ADMINISTRATION
  POOLS, 7.40%, DUE 8/1/12        810,958      810,958      810,958   849,005      849,005      837,332
 SMALL BUSINESS ADMINISTRATION
  POOLS, 7.44%, DUE 5/1/06      1,500,000    1,500,000    1,530,000 1,500,000    1,500,000    1,522,500
 SMALL BUSINESS ADMINISTRATION
  POOLS, 7.45%, DUE 12/1/12                                           218,149      218,149      214,877
 SMALL BUSINESS ADMINISTRATION
  POOLS, 7.55%, DUE 11/1/12       403,652      403,652      404,156   422,439      422,439      416,631
 SMALL BUSINESS ADMINISTRATION
  POOLS, 7.60%, DUE 1/1/12      1,134,157    1,120,200    1,139,828 1,245,501    1,231,544    1,242,387
 SMALL BUSINESS ADMINISTRATION
  POOLS, 8.15%, DUE 2/1/15        897,565      897,565      946,931   949,285      949,285      967,321
 SMALL BUSINESS ADMINISTRATION
  POOLS, 8.20%, DUE 2/10/05       396,573      395,892      406,884   475,457      474,640      485,561
 SMALL BUSINESS ADMINISTRATION
  POOLS, 8.25%, DUE 11/1/11       379,505      379,505      396,204   419,107      419,107      430,842
 SMALL BUSINESS ADMINISTRATION
  POOLS, 8.60%, DUE 9/1/11        167,959      170,478      175,517   180,858      183,570      188,996
 SMALL BUSINESS ADMINISTRATION
  POOLS, 8.625%, DUE 2/1/11       225,053      225,053      235,743   235,512      235,512      245,875
 SMALL BUSINESS ADMINISTRATION
  POOLS, 8.70%, DUE 12/1/09       814,343      804,843      880,794   901,503      892,003      934,408
 SMALL BUSINESS ADMINISTRATION
  POOLS, 8.80%, DUE 8/1/09        249,257      249,257      254,940   292,206      292,206      304,260
 SMALL BUSINESS ADMINISTRATION
  POOLS, 8.80%, DUE 1/1/10        317,295      317,295      331,970   347,494      347,494      361,828
 SMALL BUSINESS ADMINISTRATION
  POOLS, 8.85%, DUE 11/1/09       548,822      548,822      574,891   606,388      606,388      631,402
 SMALL BUSINESS ADMINISTRATION
  POOLS, 8.85%, DUE 8/1/11        212,274      218,642      223,736   240,463      247,677      252,787
 SMALL BUSINESS ADMINISTRATION
  POOLS, 8.95%, DUE 6/1/11        349,823      349,823      368,713   382,587      382,587      401,717
 SMALL BUSINESS ADMINISTRATION
  POOLS, 9.05%, DUE 9/1/09        365,442      365,442      385,541   421,498      421,498      444,680
 SMALL BUSINESS ADMINISTRATION
  POOLS, 9.10%, DUE 10/1/09                                           771,302      755,519      809,867
 SMALL BUSINESS ADMINISTRATION
  POOLS, 9.15%, DUE 7/1/11        499,305      499,305      532,344   554,096      554,096      588,727

 SMALL BUSINESS ADMINISTRATION
  POOLS, 9.25%, DUE 6/1/10        387,669      387,669      408,250   446,903 	    446,903      475,393
 SMALL BUSINESS ADMINISTRATION
  POOLS, 9.45%, DUE 2/1/10        328,456      328,456      348,985   381,077      381,077      405,847
 SMALL BUSINESS ADMINISTRATION
  POOLS, 9.50%, DUE 4/1/10        498,113      497,802      530,241   567,776      567,421      607,520
 SMALL BUSINESS ADMINISTRATION
  POOLS, 9.65%, DUE 5/1/10        467,496      467,496      520,172   517,424      517,424      554,938
TOTAL UNITED STATES GOVERNMENT
AND AGENCY OBLIGATIONS                      57,284,065   59,598,463             80,390,770   81,657,383


CORPORATE BONDS - 1997, 52.9%;
1996, 49.5%

 CONSUMER NONDURABLES - 1997,
  5.9%; 1996, 4.8%
  COSMETICS:
   GILLETTE CO., 6.25%,
    DUE 8/15/03                 2,000,000    1,954,760    2,009,400 2,000,000    1,954,760    1,966,200

  FOOD:
   CAMPBELL SOUP CO., 9.00%,
    DUE 11/1/97                                                       500,000      498,700      515,800
   MCDONALD'S CORP., 8.75%,
    DUE 11/15/00                1,200,000    1,198,032    1,286,844 1,200,000    1,198,032    1,298,208
   SARA LEE CORPORATION, 5.60%,
    DUE 1/23/06                 1,250,000    1,212,218    1,178,375 1,250,000    1,212,217    1,136,250
   SARA LEE CORPORATION, 6.45%,
    DUE 9/26/05                 1,000,000    1,000,000      996,300 1,000,000    1,000,000      989,300
   SARA LEE CORPORATION, 6.45%,
    DUE 9/26/05                 1,000,000      963,350      996,300 1,000,000      963,350      989,300
   SYSCO CORPORATION, 7.00%,
    DUE  5/1/06                 1,000,000    1,000,000    1,047,500 1,000,000    1,000,000    1,018,700
      TOTAL FOOD                             5,373,600    5,505,319              5,872,299    5,947,558

 TOTAL CONSUMER NONDURABLES                  7,328,360    7,514,719              7,827,059    7,913,758

 SERVICES - 1997, 5.1%;
  1996, 5.5%
  RETAIL:
   ALBERTSON'S INC., 6.18%,
    DUE 3/22/00                 1,000,000    1,000,000      999,300 1,000,000    1,000,000      995,700
   DILLARD DEPARTMENT STORES
    INC., 6.875%, DUE 6/1/05                                          825,000      818,251      828,910
   PENNEY J.C., INC., 5.375%,
    DUE 11/15/98                                                    1,000,000      997,180      988,200
   PENNEY J.C., INC., 6.125%,
    DUE 11/15/03                2,500,000    2,444,520    2,475,750 2,500,000    2,444,520    2,425,750
   PENNEY J.C., INC., 7.375%,
    DUE 8/15/08                 1,000,000      999,590    1,066,100 1,000,000      999,590    1,017,500
   WAL-MART STORES INC.,
    6.125%, 10/1/99             1,000,000      959,230    1,004,500 1,000,000      959,230    1,000,300
   WAL- MART STORES INC.,
    6.50%, 6/1/03               1,000,000    1,000,500    1,017,700 1,000,000    1,000,500    1,004,200
      TOTAL RETAIL                           6,403,840    6,563,350              8,219,271    8,260,560

  HEALTHCARE:
   LILLY ELI & CO., 6.25%,
    DUE 3/15/03                                                       850,000      789,421      834,190

 TOTAL SERVICES                              6,403,840    6,563,350              9,008,692    9,094,750

 CONSUMER DURABLES - 1997,
  2.4%;1996, 1.8
  BUILDING:
   ILLINOIS TOOL WORKS INC.,
    5.875%, DUE 3/1/00          2,005,000    2,003,912    2,001,191 2,005,000    2,003,912    1,969,110

  FURNITURE:
   LEGGETT & PLATT INC.,
    6.10%, DUE 9/9/03           1,000,000    1,000,000      984,490 1,000,000    1,000,000      954,150

 TOTAL CONSUMER DURABLES                     3,003,912    2,985,681              3,003,912    2,923,260



 CAPITAL GOODS - 1997, 3.2%;
  1996, 1.2%
  ELECTRONICS:
   TEXAS INSTRUMENTS INC.,
    6.125%, DUE 2/1/06          1,000,000      932,930      984,400   500,000      465,240      474,450

  OFFICE EQUIPMENT:
   XEROX CORP., 7.15%,
    DUE 8/1/04                  1,000,000      957,350    1,045,400 1,000,000      957,350    1,012,800
   INTERNATIONAL BUSINESS
    MACHINES CORP., 7.50%,
    DUE 6/15/13                                                       500,000      497,355      516,250
      TOTAL OFFICE EQUIPMENT                   957,350    1,045,400              1,454,705    1,529,050

  MISCELLANEOUS:
   FLUOR CORP., 6.95%,
    DUE  3/1/07                 1,000,000      995,510    1,038,800
   HONEYWELL INC., 7.00%,
    DUE 3/15/07                 1,000,000      967,210    1,045,900
      TOTAL MISCELLANEOUS                    1,962,720    2,084,700

 TOTAL CAPITAL GOODS                         3,853,000    4,114,500              1,919,945    2,003,500

 BASIC MATERIALS - 1997, 4.1%;
  1996, 3.1%
  CHEMICALS:
   DU PONT, (E.I.) DE NEMOURS
    & CO. INC., 6.21%,
    DUE 10/11/00                  500,000      500,000      503,450   500,000      500,000      499,100
   DOW CHEMICAL CO., 9.35%,
    DUE 3/15/02                   400,000      400,000      427,400   400,000      400,000      433,240
  ENGLEHARD CORP., 7.00%,
   DUE 8/1/01                   1,000,000      998,060    1,030,900 1,000,000      998,060    1,020,800
     TOTAL CHEMICALS                         1,898,060    1,961,750              1,898,060    1,953,140

  METALS:
   ALUMINUM COMPANY OF AMERICA,
    5.75%, DUE 2/1/01           1,000,000      970,080      993,500 1,000,000      970,080      975,700

  OIL AND GAS:
   AMOCO CANADA PETROLEUM CO.,
    7.25%, DUE 12/1/02            715,000      712,469      755,112   715,000      712,469      747,676
   DRESSER INDUSTRIES INC.,
    6.25%, DUE 6/1/00             500,000      494,780      503,500   500,000      494,780      498,850
      TOTAL OIL AND GAS                      1,207,249    1,258,612              1,207,249    1,246,526

  PAPER AND FORESTRY PRODUCTS:
   INTERNATIONAL PAPER CO.,
    8.05%, DUE 3/25/99          1,000,000    1,001,000    1,029,100 1,000,000    1,001,000    1,041,700

 TOTAL BASIC MATERIALS                       5,076,389    5,242,962              5,076,389    5,217,066

 TRANSPORTATION - 1997, 5.9%;
  1996, 4.5
  AEROSPACE:
   BOEING COMPANY, 6.35%,
    DUE 6/15/03                   750,000      749,025      755,925   750,000      749,025      743,925

  RAILROAD:
   NORFOLK & WESTERN RAILWAY
    CO., EQUIP. TRUST CERTIFI-
    CATE, 8.125%, DUE 11/15/02  1,320,000    1,291,094    1,412,532 1,320,000    1,291,094    1,432,860
   UNION PACIFIC CORP.,
    6.25%, DUE 3/15/99          1,000,000    1,000,000    1,003,800 1,000,000    1,000,000    1,000,300
   UNION PACIFIC CORP.,
    7.875%, DUE 2/15/02         1,000,000    1,000,000    1,054,120 1,000,000    1,000,000    1,053,420
   UNION PACIFIC RAILROAD CO.,
    6.15%, DUE 4/1/03             750,000      725,520      742,800   750,000      725,520      741,750
   UNION PACIFIC RAILROAD CO.,
    EQUIP. TRUST NO. 2 SERIES
    88, 7.01%, DUE 6/1/04       1,500,000    1,500,000    1,568,460 1,500,000    1,500,000    1,535,475
   UNION PACIFIC RESOURCES
    GROUP, 7.00%, DUE 10/15/06  1,000,000      994,120    1,038,900 1,000,000      994,120    1,011,300
      TOTAL RAILROAD                         6,510,734    6,820,612              6,510,734    6,775,105

 TOTAL TRANSPORTATION                        7,259,759    7,576,537              7,259,759    7,519,030

 UTILITIES - 1997, 22.0%;
  1996, 24.4%
  COMMUNICATION:
   BELLSOUTH TELECOMM,
    6.25%, DUE 5/15/03          1,500,000    1,493,355    1,499,070 1,500,000    1,493,355    1,475,625
   BELL TELEPHONE OF PENNSYL-
    VANIA, 6.125%, DUE 3/15/03  1,000,000      989,000      999,700 1,000,000      989,000      984,700

   GTE CALIFORNIA INC.,
    5.625%,DUE 2/1/01           1,500,000    1,482,885    1,476,150 1,500,000    1,482,885    1,455,600
   GTE CALIFORNIA INC., 6.75%,
    DUE 3/15/04                 1,000,000      954,121    1,014,300 1,850,000    1,793,929    1,851,850
   GTE CORP., 9.375%,
    DUE 12/1/00                                                       500,000      497,750      550,500
   GTE SOUTH, 6.00%,
    DUE 2/15/08                 1,000,000      993,250      970,800 1,000,000      993,250      925,700
   PACIFIC BELL TELEPHONE CO.,
    6.25%, DUE 3/1/05                                               1,000,000      995,910      960,000
   SOUTHERN NEW ENGLAND
    TELECOM CORP., 7.00%,
    DUE 8/15/05                                                       750,000      742,035      756,225
   SOUTHWESTERN BELL TELEPHONE
    COMPANY, 5.75%, DUE 9/1/04  1,000,000      996,430      960,700 1,000,000      996,430      936,400
   SOUTHWESTERN BELL TELEPHONE
    COMPANY, 5.77%,
    DUE 10/14/03                                                      500,000      500,000      475,700
   SOUTHWESTERN BELL TELEPHONE
    COMPANY, 6.125%,
    DUE 3/12/01                                                       500,000      500,000      493,600
   UNITED TELEPHONE COMPANY OF
    FLORIDA, 6.25%,
    DUE 5/15/03                 1,500,000    1,487,925    1,501,350 1,500,000    1,487,925    1,480,200
   US WEST COMMUNICATIONS INC.,
    6.125%, DUE 11/15/05                                              325,000      320,125      310,148
   US WEST COMMUNICATIONS INC.,
    6.375%, DUE 10/15/02                                              250,000      249,300      248,600
      TOTAL COMMUNICATION                    8,396,966    8,422,070             13,041,894   12,904,848

  ELECTRIC:
   CAROLINA POWER & LIGHT,
    5.00%, DUE 9/15/98                                              1,500,000    1,497,555    1,478,700
   CAROLINA POWER & LIGHT,
    7.875%, DUE 4/15/04           500,000      495,220      540,900   500,000      495,220      533,050
   DELMARVA POWER & LIGHT CO.,
    7.50%, DUE 5/1/99           1,000,000      995,140    1,023,500 1,000,000      995,140    1,032,000
   DUKE POWER CO., 7.00%,
    DUE 6/1/00                  2,500,000    2,425,825    2,531,250 2,500,000    2,425,825    2,540,625
   EMERSON ELECTRIC CO.,
    6.30%, DUE 11/1/05          3,000,000    2,988,870    3,011,100 3,000,000    2,988,870    2,908,200
   FLORIDA POWER & LIGHT,
    5.375%, DUE 4/1/00          1,000,000      997,020      988,100 1,000,000      997,020      967,500
   FLORIDA POWER & LIGHT,
    5.50%, DUE 7/1/99                                               1,000,000      987,500      981,800
   FLORIDA POWER & LIGHT,
    5.70%, DUE 3/5/98           1,000,000    1,000,000    1,000,200 1,000,000    1,000,000      997,700
   GEORGIA POWER CO., 6.125%,
    DUE 9/1/99                                                      1,000,000      983,620      997,500
   IDAHO POWER CO., 6.40%,
    DUE 5/1/03                  1,500,000    1,497,795    1,516,500 1,500,000    1,497,795    1,476,600
   IOWA ELECTRIC LIGHT & POWER
    COMPANY, 6.00%,
    DUE 10/1/08                   500,000      492,720      484,050   500,000      492,720      459,650
   KANSAS CITY POWER & LIGHT
    COMPANY, 6.50%, DUE 1/2/01                                      1,000,000    1,000,000    1,002,000
   KANSAS CITY POWER & LIGHT
    COMPANY, 7.15%,
    DUE 5/14/99                 1,000,000    1,000,000    1,018,300 1,000,000    1,000,000    1,024,700
   MONOGAHELA POWER COMPANY,
    5.625%, DUE 4/1/00                                              1,750,000    1,703,595    1,715,700
   UNION ELECTRIC CO., 6.75%,
    DUE 10/15/99                1,000,000      995,480    1,014,800 1,000,000      995,480    1,016,400
      TOTAL ELECTRIC                        12,888,070   13,128,700             19,060,340   19,132,125

  GAS:
   NORTHWEST NATURAL GAS
    COMPANY, 5.98%, DUE
    12/15/00                    1,000,000    1,000,000      993,400 1,000,000    1,000,000      982,700
   SOUTHERN CALIFORNIA GAS CO.,
    6.50%, DUE 12/15/97                                             1,000,000      999,400    1,000,000
   TENNESSEE GAS PIPELINE CO.,
    9.00%, DUE 1/15/97                                                400,000      366,404      402,376
      TOTAL GAS                              1,000,000      993,400              2,365,804    2,385,076

  DIVERSIFIED:
   BALTIMORE GAS & ELECTRIC CO.,
    6.50%, DUE 2/15/03           1,000,000     988,450    1,013,600 1,000,000      988,450      997,800
   CONSOLIDATED EDISON CO. OF
    NEW YORK, 6.625%,
    DUE 2/1/02                                                        750,000      742,358      753,675
   CONSOLIDATED EDISON CO. OF
    NEW YORK, 6.625%,
    DUE 7/1/05                   1,000,000     998,840    1,021,200 1,000,000      998,840      986,600
   PACIFIC GAS & ELECTRIC
    COMPANY, 6.25%, DUE 3/1/04   1,000,000   1,000,000    1,001,400 1,000,000    1,000,000      973,600
   PUBLIC SERVICE COMPANY OF
    OKLAHOMA, 6.02%, DUE 3/1/01  1,500,000   1,476,275    1,499,850 1,500,000    1,476,275    1,479,750
   WEST TEXAS UTILITIES CO,
    6.375%, DUE 10/1/05          1,000,000     988,100      997,800 1,000,000      988,100      963,500
      TOTAL DIVERSIFIED                      5,451,665    5,533,850              6,194,023    6,154,925

 TOTAL UTILITIES                            27,736,701   28,078,020             40,662,061   40,576,974

 FINANCE - 1997, 4.3%;
  1996, 4.1%
   AMERITECH, 6.125%,
    DUE 10/15/01                 1,000,000   1,000,000    1,003,600
   BANKER'S TRUST NEW YORK
    CORP., 8.00%, DUE 3/15/97                                         450,000      388,282      454,095
   CHEVRON CANANDA FINANCE LTD,
    5.60%, DUE 4/1/98            1,250,000   1,249,063    1,250,125 1,250,000    1,249,063    1,245,125
   NYNEX CORP., 6.25%,
    DUE 3/15/03                  1,000,000     967,900    1,006,880 1,000,000      967,900      976,250
   NYNEX CAPITAL FUNDING CO.,
    8.75%, DUE 12/1/04           2,000,000   1,995,000    2,257,800 2,000,000    1,995,000    2,212,500
   SOUTHWESTERN BELL CAPITAL
    CORP., 6.65%, DUE 7/14/98                                         900,000      900,000      912,420
   SOUTHWESTERN BELL CAPITAL
    CORP., 7.25%, DUE 7/24/00                                         500,000      500,000      513,950
   TEXACO CAPITAL INC., 8.24%,
    DUE 10/15/01                                                      500,000      500,500      538,100
      TOTAL FINANCE                          5,211,963    5,518,405              6,500,745    6,852,440

 OTHER - 1997, 0%; 1996, .1%
   HARVARD UNIVERSITY MASSACHU
    SETTS, 8.125%, DUE 4/15/07                                        150,000      149,210      164,185

TOTAL CORPORATE BONDS                       65,873,924   67,594,174             81,407,772   82,264,963

COMMERCIAL PAPER - 1997, .3%;
 1996, .3%
   ARCHER DANIELS, DUE 11/3/97     343,000     342,835      342,835
   MARSH & MCLENNAN COS., INC.,
    DUE 11/5/96                                                       500,000      499,632      499,632
TOTAL COMMERCIAL PAPER                         342,835      342,835                499,632      499,632

SHORT-TERM MONEY MARKET FUND -
 1997, .2%; 1996, 1.1%
   SHORT-TERM MONEY MARKET
    FUND OF UMB BANK, n.a.         330,312     330,312      330,312
   SHORT-TERM MONEY MARKET
    FUND OF UMB BANK, n.a.                                          1,804,054    1,804,054    1,804,054
TOTAL SHORT-TERM MONEY
 MARKET FUND                                   330,312      330,312              1,804,054    1,804,054

TOTAL INVESTMENTS HELD                    $123,831,136 $127,865,784           $164,102,228 $166,226,032


See Notes to Financial Statements

                                              UMB BANK, n.a.

                              FUND FOR POOLING DEBT INVESTMENTS OF EMPLOYEE TRUSTS

                                         STATEMENTS OF OPERATIONS

                                 YEARS ENDED OCTOBER 31, 1997, 1996 AND 1995



                                                                         1997          1996         1995

INVESTMENT INCOME
   Interest                                                           $9,653,774   $11,618,424   $9,951,449
   Audit expense                                                           9,190         9,826       11,212
          Net investment income                                        9,644,584    11,608,598    9,940,237

REALIZED AND UNREALIZED GAIN (LOSS)
  ON INVESTMENTS
    Realized gain (loss) on investments sold,
      matured or redeemed
        Proceeds                                                     121,162,314    77,110,680   64,769,427
        Cost of investments                                          120,799,772    77,583,349   64,508,442
           Net realized gain (loss) on investments sold,
             matured or redeemed                                         362,542      (472,669)     260,985

    Unrealized gain (loss) on investments
      Beginning of year                                                2,123,804     3,232,868   (7,160,638)
      End of year                                                      3,150,137     2,123,804    3,232,868
           Net unrealized gain (loss) on investments                   1,026,333    (1,109,064)  10,393,506

           Net realized and unrealized gain
             (loss) on investments                                     1,388,875    (1,581,733)  10,654,491

NET INCREASE IN NET ASSETS
  RESULTING FROM OPERATIONS                                          $11,033,459   $10,026,865  $20,594,728

TOTAL EXPENSE AS A PERCENT OF NET
  INVESTMENT INCOME                                                     0.10%          0.08%        0.11%













See Notes to Financial Statements

                                                 UMB BANK, n.a.

                               FUND FOR POOLING DEBT INVESTMENTS OF EMPLOYEE TRUSTS

                                      STATEMENTS OF PARTICIPANTS' INTEREST

                                   YEARS ENDED OCTOBER 31, 1997, 1996 AND 1995




                                             1997                     1996                    1995
                                        Units       Amount       Units       Amount      Units        Amount

PARTICIPANTS' INTEREST, Beginning
  of year                             2,752,806  $168,974,494  2,825,108  $164,323,270  3,148,300  $160,657,602

FROM INVESTMENT ACTIVITIES
  Net investment income                             9,644,584               11,608,598                9,940,237
   Net realized gain (loss) on
     investments sold, matured
     or redeemed                                      362,542                 (472,669)                 260,985
  Net unrealized gain (loss)
    on investments                                  1,026,333               (1,109,064)              10,393,506
         Net increase from invest-
           ment activities                         11,033,459               10,026,865               20,594,728

FROM PARTICIPATING UNIT TRANSACTIONS
  Issuance of units                     264,109    16,573,341    821,838    47,562,094    397,916    21,483,446
  Redemption of units                (1,058,885)  (66,575,970)  (894,140)  (52,937,735)  (721,108)  (38,412,506)
         Net decrease from partici-
           pating unit transactions    (794,776)  (50,002,629)   (72,302)   (5,375,641)  (323,192)  (16,929,060)

PARTICIPANTS' INTEREST, End of year   1,958,030  $130,005,324  2,752,806  $168,974,494  2,825,108  $164,323,270

NET ASSET VALUE PER PARTICIPATING UNIT             $66.40                   $61.38                   $58.17
















See Notes to Financial Statements

                                                UMB BANK, n.a.

                                    POOLED INCOME FUND FOR EMPLOYEE TRUSTS

                                     STATEMENTS OF ASSETS AND LIABILITIES

                                          OCTOBER 31, 1997 AND 1996




                                                                    1997                      1996
                                                              Cost        Market        Cost        Market
ASSETS
  Investments:
    United States Government and Agency Obligations       $ 3,745,361  $ 3,745,361  $12,130,715  $12,134,323
    Commercial paper                                       25,888,682   25,888,682   29,525,599   29,525,599
    Short-term money market fund                            5,269,537    5,269,537    2,501,655    2,501,655

                                                          $34,903,580   34,903,580  $44,157,969   44,161,577

  Interest receivable                                                       89,885                   173,726

                                                                        34,993,465                44,335,303

LIABILITIES
  Audit fee payable                                                          3,369                     2,750

PARTICIPANTS' INTEREST, Equivalent to
  $52.92 per unit on 661,185 units outstanding
  in 1997 and $50.10 per unit on 884,822 units
  outstanding in 1996                                                  $34,990,096                $44,332,553




















See Notes to Financial Statements

                                               UMB BANK, n.a.

                                  POOLED INCOME FUND FOR EMPLOYEE TRUSTS

                                      STATEMENTS OF INVESTMENTS HELD

                                        OCTOBER 31, 1997 AND 1996



                                                      1997                              1996
                                        Face Value                      Face Value
                                        or Number                        or Number
                                            of                               of
                                          Units       Cost      Market      Units       Cost        Market

UNITED STATES GOVERNMENTS AND
 AGENCY OBLIGATIONS -   1997, 10.7%;
 1996,  27.5%
  FEDERAL FARM CREDIT BANK,
   5.34%, DUE 12/2/96                                                    1,000,000  $ 1,000,000  $ 1,000,000
  FEDERAL FARM CREDIT BANK,
   5.40%, DUE 12/2/96                                                    1,000,000      998,438    1,000,000
  FEDERAL FARM CREDIT BANK,
   5.43%, DUE 3/3/97                                                       500,000      500,000      499,928
  FEDERAL FARM CREDIT BANK,
   5.45%, DUE 11/1/96                                                      500,000      500,000      500,155
  FEDERAL FARM CREDIT BANK,
   5.51%, DUE 12/1/97                  2,000,000 $ 2,000,000 $ 2,000,000
  FEDERAL HOME LOAN MORTGAGE
   CORPORATION, DISCOUNT NOTE,
   DUE 11/12/96                                                          2,000,000    1,981,327    1,981,327
  FEDERAL HOME LOAN MORTGAGE CORP,
   DISCOUNT NOTE, DUE 11/13/96                                           1,000,000      992,528      992,528
  FEDERAL HOME LOAN MORTGAGE
   CORPORATION, DISCOUNT NOTE,
   DUE 11/19/96                                                          2,000,000    1,992,525    1,992,525
  FEDERAL HOME LOAN MORTGAGE
   CORPORATION, DISCOUNT NOTE,
   DUE 12/11/96                                                          2,000,000    1,985,885    1,985,885
  FEDERAL HOME LOAN MORTGAGE
   CORPORATION, DISCOUNT NOTE,
   DUE 11/28/97                        1,757,000   1,745,361   1,745,361
  FEDERAL NATIONAL MORTGAGE
   ASSOCIATION, DISCOUNT NOTE,
   DUE 12/13/96                                                          2,000,000    1,981,547    1,981,547
  UNITED STATES TREASURY BILL,
   DUE 1/9/97                                                                1,000          988          988
  UNITED STATES TREASURY BILL,
   DUE 11/21/96                                                            200,000      197,477      199,440
TOTAL UNITED STATES GOVERNMENT
  AND AGENCY OBLIGATIONS                           3,745,361   3,745,361             12,130,715   12,134,323

COMMERCIAL PAPER - 1997, 74.2%;
 1996, 66.8%
  AIR PRODUCTS, DUE 12/5/97            1,800,000   1,789,550   1,789,550
  AMERICAN GREETINGS, DUE 11/20/97     1,800,000   1,794,183   1,794,183
  AMERITECH, DUE 11/13/96                                                2,000,000    1,990,430    1,990,430
  ARCHER DANIELS, DUE 11/5/96                                            2,000,000    1,997,951    1,997,951
  BELL ATLANTIC, DUE 11/6/97           1,800,000   1,796,150   1,796,150
  BELLSOUTH TELECOMMUNICATIONS,
   DUE 12/3/96                                                           1,700,000    1,691,126    1,691,126
  DOW CHEMICAL, DUE 11/5/97            1,800,000   1,794,794   1,794,794
  DUPONT, DUE 12/5/96                                                    2,000,000    1,985,500    1,985,500
  DUPONT, DUE 11/20/97                 8,000,000   7,958,747   7,958,747
  EMERSON, DUE 11/14/97                1,800,000   1,792,083   1,792,083
  GENERAL RE, DUE 11/18/97             1,800,000   1,793,113   1,793,113
  HEINZ (HJ) CO., DUE 12/4/96                                            2,000,000    1,985,417    1,985,417
  HERSHEYS FOODS CORP., DUE 11/25/96                                     2,000,000    1,989,869    1,989,869
  HEWLETT PACKARD COMPANY,
   DUE 11/6/96                                                           2,000,000    1,989,167    1,989,167
  KIMBERLY CLARK, DUE 11/3/97          1,800,000   1,788,492   1,788,492
  LACLEDE GAS, DUE 11/4/96                                               1,000,000      995,142      995,142
  LACLEDE GAS, DUE 11/6/96                                               1,000,000      992,950      992,950
  MERCK & CO., DUE 12/6/96                                               2,000,000    1,989,311    1,989,311
  MOTOROLA, DUE 11/18/96                                                 2,000,000    1,989,001    1,989,001
  PROCTOR & GAMBLE, DUE 11/4/97        1,800,000   1,793,163   1,793,163
  PROGRESS CAPITAL, DUE 11/19/97       1,800,000   1,794,162   1,794,162
  SHELL OIL, DUE 11/17/97              1,800,000   1,794,245   1,794,245
  SOUTH CAROLINA, DUE 11/4/96                                            2,000,000    1,989,989    1,989,989
  SOUTHWESTERN BELL TELEPHONE,
   DUE 11/7/96                                                           2,000,000    1,984,927    1,984,927
  WAL-MART, DUE 11/22/96                                                 2,000,000    1,987,289    1,987,289
  WALT DISNEY CO., DUE 12/16/96                                          2,000,000    1,984,019    1,984,019
  WEYERHAUSER, DUE 11/26/96                                              2,000,000    1,983,511    1,983,511
TOTAL COMMERCIAL PAPER                            25,888,682  25,888,682             29,525,599   29,525,599

SHORT-TERM MONEY MARKET FUND -
 1997, 15.1%; 1996, 5.7%
  SHORT-TERM MONEY MARKET
    FUND OF UMB BANK, n.a.             5,269,537   5,269,537   5,269,537
  SHORT-TERM MONEY MARKET
    FUND OF UMB BANK, n.a.                                               2,501,655    2,501,655    2,501,655
TOTAL SHORT-TERM MONEY MARKET FUND                 5,269,537   5,269,537              2,501,655    2,501,655


TOTAL INVESTMENTS HELD                            34,903,580 $34,903,580            $44,157,969  $44,161,577















See Notes to Financial Statements

                                              UMB BANK, n.a.

                               POOLED INCOME FUND FOR EMPLOYEE TRUSTS

                                        STATEMENTS OF OPERATIONS

                             YEARS ENDED OCTOBER 31, 1997, 1996 AND 1995



                                                                     1997            1996           1995

INVESTMENT INCOME
   Interest                                                      $  2,198,406   $  2,963,509   $  3,834,915
   Audit expense                                                        3,369          2,744          4,050
          Net investment income                                     2,195,037      2,960,765      3,830,865

REALIZED AND UNREALIZED GAIN (LOSS)
  ON INVESTMENTS
   Realized gain (loss) on investments sold,
     matured or redeemed
   Proceeds                                                       386,568,695    555,983,956    494,570,364
   Cost of investments                                            386,567,132    556,011,916    494,548,802
          Net realized gain (loss) on investments sold,
             matured or redeemed                                        1,563        (27,960)        21,562

   Unrealized gain (loss) on investments
     Beginning of year                                                  3,608          5,640        (47,188)
     End of year                                                                       3,608          5,640
          Net unrealized gain (loss) on investments                    (3,608)        (2,032)        52,828

          Net realized and unrealized gain (loss)
             on investments                                            (2,045)       (29,992)        74,390

NET INCREASE IN NET ASSETS
  RESULTING FROM OPERATIONS                                      $  2,192,992   $  2,930,773   $  3,905,255

TOTAL EXPENSE AS A PERCENT OF NET
  INVESTMENT INCOME                                                  0.15%           0.09%          0.11%













See Notes to Financial Statements

                                              UMB BANK, n.a.

                                  POOLED INCOME FUND FOR EMPLOYEE TRUSTS

                                   STATEMENTS OF PARTICIPANTS' INTEREST

                                YEARS ENDED OCTOBER 31, 1997, 1996 AND 1995





                                               1997                    1996                     1995
                                          Units     Amount       Units       Amount       Units        Amount

PARTICIPANTS' INTEREST, Beginning
  of year                               884,822  $ 44,332,553  1,386,619  $ 65,734,732  1,354,317   $60,527,868

FROM INVESTMENT ACTIVITIES
   Net investment income                            2,195,037                2,960,765                3,830,865
   Net realized gain (loss) on invest-
     ments sold, matured or redeemed                    1,563                  (27,960)                  21,562
   Net unrealized gain (loss)
     on investments                                    (3,608)                  (2,032)                  52,828
          Net increase from investment
            activities                              2,192,992                2,930,773                3,905,255

FROM PARTICIPATING UNIT TRANSACTIONS
   Issuance of units                    234,477    12,065,221    317,334    15,456,701    861,189    39,394,576
   Redemption of units                 (458,114)  (23,600,670)  (819,131)  (39,789,653)  (828,887)  (38,092,967)
          Net increase (decrease) from
            participating unit
            transactions               (223,637)  (11,535,449)  (501,797)  (24,332,952)    32,302     1,301,609

PARTICIPANTS' INTEREST, End of year     661,185  $ 34,990,096    884,822  $ 44,332,553  1,386,619  $ 65,734,732

NET ASSET VALUE PER PARTICIPATING UNIT              $52.92                   $50.10                    $47.41















See Notes to Financial Statements

                                UMB BANK, n.a.

           FUND FOR POOLING EQUITY INVESTMENTS OF EMPLOYEE TRUSTS
            FUND FOR POOLING DEBT INVESTMENTS OF EMPLOYEE TRUSTS
                   POOLED INCOME FUND FOR EMPLOYEE TRUSTS

                       NOTES TO FINANCIAL STATEMENTS

                 FOR THE THREE YEARS ENDED OCTOBER 31, 1997



NOTE 1:  NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     The accounting policies followed by the Bank, as Trustee, are in accordance with the respective Trust Plans and Declarations of the Funds dated December 5, 1955 (as amended on October 10, 1963) and December 27, 1974, and in conformity with generally accepted accounting principles. The significant accounting policies and the nature of operations follow.

Nature of Operations

     The Fund for Pooling Equity Investments of Employee Trusts, the Fund for Pooling Debt Investments of Employee Trusts and the Pooled Income Fund for Employee Trusts (Funds) provide a means through which funds, held by UMB Bank, n.a. in its capacity as sole fiduciary or co-fiduciary, may be pooled for diversification of investments. The Funds are managed by UMB Bank, n.a. under regulation 9 of the Comptroller of the Currency relating to collective investment funds. Regulation 9 specifies generally the form of trust, accounting policies, investment powers, asset valuation, etc.

Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Investment Valuation

     Investments are stated at market value. Investments are valued by the Trustee, utilizing prices quoted by security dealers or brokers, investment bankers or statistical services on the valuation date. Certain short-term United States government and agency obligations and corporate securities are stated at cost, which approximates market value. Certain investments are stated at amortized cost. The amount of unaccreted discount for these securities, which approximates the difference between cost and market value, is reported in the statement of assets and liabilities as accrued interest. The market value of investments in participation units of other funds is based on quoted redemption values on the valuation date.

Security Transactions and Investment Income

     Security transactions are accounted for on the trade date the securities are purchased or sold. Realized gains and losses from security transactions are recorded on an identified cost basis. Dividend income is recorded on the ex-dividend date. Interest income is recognized as earned.

Investment Income and Net Realized Gains

     Investment income and gains on sales of investments are retained by the Funds and reinvested.

Income Tax Exemption

     Applicable statutes exempt the funds from U.S. federal and state income taxes.

Participation Units

     There is no par or stated value for participation units. Trusts, for which the Bank is a fiduciary, may invest or withdraw based on monthly valuations as of the prior month.


NOTE 2:  MERGER

     Effective November 1, 1995, certain collective fund assets for retirement plans of the Bank of Overland Park and Commercial National Bank merged into the Funds as a result of the acquisition of such banks by UMB Financial Corporation. Assets with a market value of $10,809,038 and $19,569,785 merged into the Pooled Equity Fund and Pooled Debt Fund, respectively. These amounts are included in the issuance of units line on the Statements of Participants' Interest.